Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264032
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 8, 2022)
Up to $25,000,000

Revlon, Inc.

Class A Common Stock
We have entered into an Open Market Sale AgreementSM, or the Sale Agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of our Class A common stock, par value $0.01 per share, offered by this prospectus supplement. In accordance with the terms of the Sale Agreement, under this prospectus supplement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $25,000,000 from time to time through or to Jefferies, acting as our sales agent or principal.
Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “REV.” On April 21, 2022, the last reported sale price of our Class A common stock on the New York Stock Exchange was $6.61 per share.
Sales of our Class A common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent or principal using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate equal to 3.0% of the gross proceeds of any shares of Class A common stock sold under the Sale Agreement. In connection with the sale of the Class A common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” regarding the compensation to be paid to Jefferies.
Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is April 25, 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our Class A common stock. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement for information on Revlon, Inc. and its financial statements. These documents contain important information that you should consider when making your investment decision.
Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “Revlon,” “the Company,” “we,” “us” and “our” refer to Revlon, Inc.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the sales agent have authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

WHERE YOU CAN FIND MORE INFORMATION
Revlon files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the “Revlon Investor Relations” section of our website at http://investors.revlon.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation by Reference” below, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document. You can also obtain information about Revlon at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.
As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE
In this prospectus supplement, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC, except for any portion of such document that is deemed furnished and not filed:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022, and the information included in Part III of Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on March 31, 2022 (together, the “2021 Form 10-K”);

•	Our Current Report on Form 8-K, filed with the SEC on March 31, 2022; and
•
The description of our Class A common stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed as Exhibit 4.29 to our 2021 Form 10-K, and any amendment or report filed for the purpose of updating any such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement and the accompanying prospectus are terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. In the case of a conflict or inconsistency between information in this prospectus supplement and the accompanying prospectus and/or information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later. The information contained on or accessible through our website (http://www.revlon.com) is not incorporated into this prospectus supplement.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Revlon at the following address (or email address):
Revlon, Inc.
Attn: Victoria Dolan
Chief Financial Officer
One New York Plaza
New York, NY 10004
Telephone: (212) 527-4000
victoria.dolan@revlon.com
You should rely only on the information contained or incorporated by reference in the prospectus, this prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in the prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus, any free writing prospectus that we authorize or any document incorporated by reference is accurate as of any date other than the date of the applicable document.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus and any information or documents incorporated by reference into this prospectus supplement or the accompanying prospectus , as well as the Company’s other public documents and statements, may contain forward-looking statements that involve risks and uncertainties, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the beliefs, expectations, estimates, projections, assumptions, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers, focus and intents of the Company’s management. While the Company believes that its estimates and assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known and unknown factors, and, of course, it is impossible for the Company to anticipate all factors that could affect its results. The Company’s actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company’s expectations, plans and estimates (whether qualitative or quantitative) as to:
(i)	the Company’s future financial performance and/or sales growth;
(ii)
the effect on sales of decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty products in one or more of the Company’s segments, whether due to the ongoing COVID-19 coronavirus pandemic (“COVID-19”) or otherwise; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors and/or decreased performance by third-party suppliers, whether due to shortages of raw materials or otherwise, changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to the continuing consumption declines in core beauty categories in the mass retail channel in North America; inventory management by the Company’s customers; inventory de-stocking by certain retail customers; space reconfigurations or reductions in display space by the Company’s customers; retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels; changes in pricing, marketing, advertising and/or promotional strategies by the Company’s customers; less than anticipated results from the Company’s existing or new products or from its advertising, promotional, pricing and/or marketing plans; or if the Company’s expenses, including, without limitation, for the purchase of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company’s restructuring programs, severance not otherwise included in the Company’s restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, additional debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise, exceed the anticipated level of expenses;

(iii)
the Company’s belief that continuing to execute its business initiatives could include taking advantage of additional opportunities to reposition, repackage or reformulate one or more brands or product lines, launching additional new products, acquiring businesses or brands (including through licensing transactions, if any), divesting or discontinuing non-core business lines (which may include exiting certain territories), further refining its approach to retail merchandising and/or taking further actions to optimize its manufacturing, sourcing and organizational size and structure, any of which, the intended purpose would be to create value through improving the Company’s financial performance, could result in the Company making investments and/or recognizing charges related to executing against such opportunities, which activities may be funded with operating revenues, cash on hand, funds available under the Amended 2016 Revolving Credit Facility (as defined under “Risk Factors” in this prospectus supplement), other permissible borrowings and/or other permitted additional sources of capital, which actions could increase the Company’s total debt;

(iv)
the Company’s plans to remain focused on its 3 key strategic pillars to drive its future success and growth, including (1) strengthening its iconic brands through innovation and relevant product portfolios; (2) building its capabilities to better communicate and connect with its consumers through media channels where they spend the most time; and (3) ensuring availability of its products where consumers shop, both in-store and increasingly online;

(v)	the effect of restructuring activities, restructuring costs and charges, the timing of restructuring payments and the benefits from such activities;
(vi)
the Company’s expectation that operating revenues, cash on hand and funds that may be available from time to time for borrowing under the Amended 2016 Revolving Credit Facility, and other permissible borrowings will be sufficient to enable the Company to cover its operating expenses for 2022, including the cash requirements referred to in item (viii) below, and the Company’s belief that (a) it has and will have sufficient liquidity to meet its cash needs for at least the next 12 months based upon the cash generated by its operations, cash on hand, availability under the Amended 2016 Revolving Credit Facility, and other permissible borrowings, along with the option to further settle intercompany loans and payables with certain foreign subsidiaries, and that such cash resources will be further enhanced as the Company implements cost reductions from its cost control initiatives, as well as funds provided by selling certain assets in connection with the Company’s ongoing strategic review (as described in the Company’s 2021 Form 10-K which is incorporated by reference into this prospectus supplement), and (b) restrictions and/or taxes on repatriation of foreign earnings will not have a material effect on the Company’s liquidity during such period;

(vii)
the Company’s expected principal sources of funds, including operating revenues, cash on hand and funds available for borrowing under the Amended 2016 Revolving Credit Facility, and other permissible borrowings, as well as the availability of funds from the Company taking certain measures, including, among other things, reducing discretionary spending and the Company’s expectation to generate additional liquidity from cost reductions resulting from its cost reduction initiatives, as well as funds provided by selling certain assets in connection with the Company’s ongoing strategic review;

(viii)
the Company’s expected principal uses of funds, including amounts required for payment of operating expenses including in connection with the purchase of permanent wall displays; capital expenditure requirements; debt service payments and costs; cash tax payments; pension and other post-retirement benefit plan contributions; payments in connection with the Company’s restructuring programs; severance not otherwise included in the Company’s restructuring programs; business and/or brand acquisitions (including, without limitation, through licensing transactions), if any; debt and/or equity repurchases, if any; costs related to litigation; and payments in connection with discontinuing non-core business lines and/or exiting and/or entering certain territories and/or channels of trade (including, without limitation, that the Company may also, from time-to-time, seek to retire or purchase its outstanding debt obligations and/or equity in open market purchases, block trades, privately negotiated purchase transactions or otherwise and may seek to refinance some or all of its indebtedness based upon market conditions and that any such retirement or purchase of debt and/or equity may be funded with operating cash flows of the business or other sources and will depend upon prevailing market conditions, liquidity requirements, contractual restrictions and other factors, and the amounts involved may be material); and its estimates of the amount and timing of such operating and other expenses;

(ix)	matters concerning the impact on the Company from changes in interest rates and foreign exchange rates;
(x)
the Company’s expectation to efficiently manage its working capital, including, among other things, initiatives intended to optimize inventory levels over time; centralized procurement to secure discounts and efficiencies; prudent management of trade receivables, accounts payable and controls on general and administrative spending; and the Company’s belief that in the ordinary course of business, its source or use of cash from operating activities may vary on a quarterly basis as a result of a number of factors, including the timing of working capital flows;

(xi)	the Company’s expectations regarding its future net periodic benefit cost for its U.S. and international defined benefit plans;
(xii)
the Company’s expectation that its tax provision and effective tax rate in any individual quarter and year-to-date period will vary and may not be indicative of the Company’s tax provision and effective tax rate for the full year and the Company’s expectations regarding whether it will be required to establish additional valuation allowances on its deferred tax assets;

(xiii)
the Company’s belief that the outcome of all pending legal proceedings in the aggregate is not reasonably likely to have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows, but that in light of the uncertainties involved in legal proceedings generally, the ultimate outcome of a particular matter could be material to the Company’s operating results for a particular period depending on, among other things, the size of the loss or the nature of the liability imposed and the level of the Company’s income for that particular period; and

(xiv)	the Company’s plans to explore certain strategic transactions pursuant to the strategic review.
Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language such as “estimates,” “objectives,” “visions,” “projects,” “forecasts,” “focus,” “drive towards,” “plans,” “targets,” “strategies,” “opportunities,” “assumptions,” “drivers,” “believes,” “intends,” “outlooks,” “initiatives,” “expects,” “scheduled to,” “anticipates,” “seeks,” “may,” “will” or “should” or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategies, targets, long-range plans, models or intentions. Forward-looking statements speak only as of the date they are made, and except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Investors are advised, however, to consult any additional disclosures the Company made or may make in the Company’s 2021 Form 10-K and in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC (which, among other places, can be found on the SEC’s website at http://www.sec.gov, as well as on the Company’s corporate website at www.revloninc.com). Except as expressly set forth in this prospectus supplement and the accompanying prospectus, the information available from time-to-time on such websites shall not be deemed incorporated by reference into this prospectus supplement. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. (See also “Risk Factors” in this prospectus supplement for further discussion of risks associated with the Company’s business). In addition to factors that may be described in the Company’s filings with the SEC, including this filing, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by the Company:
(i)
unanticipated circumstances or results affecting the Company’s financial performance and or sales growth, including: greater than anticipated levels of consumers choosing to purchase their beauty products through e-commerce and other social media channels and/or greater than anticipated declines in the brick-and-mortar retail channel, or either of those conditions occurring at a rate faster than anticipated; the Company’s inability to address the pace and impact of the new commercial landscape, such as its inability to enhance its e-commerce and social media capabilities and/or increase its penetration of e-commerce and social media channels; the Company’s inability to drive a successful long-term omni-channel strategy and significantly increase its e-commerce penetration; difficulties, delays and/or the Company’s inability to (in whole or in part) develop and implement effective content to enhance its online retail position, improve its consumer engagement across social media platforms and/or transform its technology and data to support efficient management of its digital infrastructure; the Company incurring greater than anticipated levels of expenses and/or debt to facilitate the foregoing objectives, which could result in, among other things, less than anticipated revenues and/or profitability; decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty products in one or more of the Company’s segments, whether attributable to COVID-19 or otherwise; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors; decreased performance by third-party suppliers, whether due to COVID-19, shortages of raw materials or otherwise; and/or supply disruptions at the Company’s manufacturing facilities, whether attributable to COVID-19 or shortages of raw materials, components, and labor, or transportation constraints or otherwise; changes in consumer preferences, such as reduced consumer demand for the Company’s color cosmetics and other current products, including new product launches; changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to the continuing consumption declines in core beauty categories in the mass retail channel in North America, whether attributable to COVID-19 or otherwise; lower than expected customer acceptance or consumer acceptance of, or less than anticipated results from, the Company’s existing or new products, whether attributable to COVID-19 or otherwise; higher than expected retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels, whether attributable to COVID-19 or otherwise; higher than expected purchases of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company’s restructuring programs, severance not otherwise included in the Company’s restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise or lower than expected results from the Company’s advertising, promotional, pricing and/or marketing plans, whether attributable to COVID-19 or otherwise; decreased sales of the Company’s existing or new products, whether attributable to COVID-19 or otherwise; actions by the Company’s customers, such as greater than expected inventory management and/or de-stocking, and greater than anticipated space reconfigurations or reductions in display space and/or product discontinuances or a greater than expected impact from pricing, marketing, advertising and/or promotional strategies by the Company’s customers, whether attributable to COVID-19 or otherwise; and changes in the competitive environment and actions by the Company’s competitors, including, among other things, business combinations, technological breakthroughs, implementation of new pricing strategies, new product offerings, increased advertising, promotional and marketing spending and advertising, promotional and/or marketing successes by competitors;
(ii)
in addition to the items discussed in (i) above, the effects of and changes in economic conditions (such as volatility in the financial markets, whether attributable to COVID-19 or otherwise, inflation, increasing interest rates, monetary conditions and foreign currency fluctuations, tariffs, foreign currency controls and/or government-mandated pricing controls, as well as in trade, monetary, fiscal and tax policies in international markets), political conditions (such as military actions and terrorist activities) and natural disasters;

(iii)
unanticipated costs or difficulties or delays in completing projects associated with continuing to execute the Company’s business initiatives or lower than expected revenues or the inability to create value through improving the Company’s financial performance as a result of such initiatives, including lower than expected sales, or higher than expected costs, including as may arise from any additional repositioning, repackaging or reformulating of one or more brands or product lines, launching of new product lines, including higher than expected expenses, including for sales returns, for launching its new products, acquiring businesses or brands (including through licensing transactions, if any), divesting or discontinuing non-core business lines (which may include exiting certain territories or converting the Company’s go-to-trade structure in certain countries to other business models), further refining its approach to retail merchandising and/or difficulties, delays or increased costs in connection with taking further actions to optimize the Company’s manufacturing, sourcing, supply chain or organizational size and structure (including difficulties or delays in and/or the Company’s inability to optimally implement its restructuring programs and/or less than expected benefits from such programs and/or more than expected costs in implementing such programs, which could cause the Company not to realize the projected cost reductions), as well as the unavailability of cash generated by operations, cash on hand and/or funds under the Amended 2016 Revolving Credit Facility, and/or other permissible borrowings and/or from other permissible additional sources of capital to fund such potential activities, as well as the unavailability of funds due to potential mandatory repayment obligations under the 2021 Foreign Asset-Based Term Facility (as defined under “Risk Factors” in this prospectus supplement);
(iv)
difficulties, delays in or less than expected results from the Company’s efforts to execute on its 3 key strategic pillars to drive its future success and growth, including, without limitation: (1) less than effective new product development and innovation, less than expected acceptance of its new products and innovations by the Company’s consumers and/or customers in one or more of its segments and/or less than expected levels of execution vis-à-vis its new product launches with its customers in one or more of its segments or regions, in each case whether attributable to COVID-19 or otherwise; (2) less than expected levels of advertising, promotional and/or marketing activities for its new product launches, less than expected acceptance of its advertising, promotional, pricing and/or marketing plans and/or brand communication by consumers and/or customers in one or more of its segments, less than expected investment in advertising, promotional and/or marketing activities or greater than expected competitive investment, in each case whether attributable to COVID-19 or otherwise; and/or (3) difficulties or disruptions impacting the Company’s ability to ensure availability of its products where consumers shop, both in-store and increasingly online, including, without limitation, difficulties with, delays in or the inability to achieve the Company’s expected results, such as due to, among other things, the Company’s business experiencing greater than anticipated disruptions due to COVID-19 related uncertainty or other related factors making it more difficult to maintain relationships with employees, business partners or governmental entities and/or other unanticipated circumstances, trends or events affecting the Company’s financial performance, including decreased consumer spending in response to the COVID-19 pandemic and related conditions and restrictions, weaker than expected economic conditions due to the COVID-19 pandemic and its related restrictions and conditions continuing for periods longer than currently estimated, or other weakness in the consumption of beauty-related products, lower than expected acceptance of the Company’s new products, adverse changes in foreign currency exchange rates, decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors, the unavailability of one or more forms of additional credit in the current capital markets and/or decreased performance by third party suppliers;

(v)
difficulties, delays or unanticipated costs or charges or less than expected cost reductions and other benefits resulting from the Company’s restructuring activities, higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than expected additional sources of liquidity from such initiatives;

(vi)
lower than expected operating revenues, cash on hand and/or funds available under the Amended 2016 Revolving Credit Facility, and/or other permissible borrowings or generated from cost reductions resulting from the implementation of cost control initiatives, and/or from selling certain assets in connection with the Company’s ongoing strategic review; higher than anticipated operating expenses, such as referred to in clause (viii) below; and/or less than anticipated cash generated by the Company’s operations or unanticipated restrictions or taxes on repatriation of foreign earnings;

(vii)
the unavailability of funds under the Amended 2016 Revolving Credit Facility, and/or other permissible borrowings; the unavailability of funds under the 2021 Foreign Asset-Based Term Facility, such as due to reductions in the applicable borrowing base that could require certain mandatory prepayments; the unavailability of funds from difficulties, delays in or the Company’s inability to take other measures, such as reducing discretionary spending and/or less than expected liquidity from cost reductions resulting from the implementation of its restructuring programs and from other cost reduction initiatives, and/or from selling certain assets in connection with the Company’s ongoing strategic review;

(viii)
higher than expected operating expenses, such as higher than expected purchases of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company’s restructuring programs, severance not otherwise included in the Company’s restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, additional debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise;
(ix)	unexpected significant impacts on the Company from changes in interest rates or foreign exchange rates;
(x)	difficulties, delays or the inability of the Company to efficiently manage its cash and working capital;
(xi)
lower than expected returns on pension plan assets and/or lower discount rates, which could result in higher than expected cash contributions, higher net periodic benefit costs and/or less than expected net periodic benefit income;

(xii)
unexpected significant variances in the Company’s tax provision, effective tax rate and/or unrecognized tax benefits, such as due to the issuance of unfavorable guidance, interpretations, technical clarifications and/or technical corrections legislation by the U.S. Congress, the U.S. Treasury Department or the IRS, unexpected changes in foreign, state or local tax regimes in response to federal tax regulations, and/or changes in estimates that may impact the calculation of the Company’s tax provisions, as well as changes in circumstances that could adversely impact the Company’s expectations regarding the establishment of additional valuation allowances on its deferred tax assets;

(xiii)
unanticipated adverse effects on the Company’s business, prospects, results of operations, financial condition and/or cash flows as a result of unexpected developments with respect to the Company’s legal proceedings; and/or

(xiv)
difficulties or delays that could affect the Company’s ability to consummate one or more transactions pursuant to the Strategic Review, such as due to the Company’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors.

Factors other than those listed above could also cause the Company’s results to differ materially from expected results. This discussion is provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering.
Overview
Revlon, Inc. (“Revlon” and together with its subsidiaries, the “Company”) conducts its business exclusively through its direct wholly-owned operating subsidiary, Revlon Consumer Products Corporation (“Products Corporation”) and its subsidiaries. Revlon is an indirect majority-owned subsidiary of MacAndrews & Forbes Incorporated (together with certain of its affiliates other than the Company, “MacAndrews & Forbes”), a corporation beneficially owned by Ronald O. Perelman. Mr. Perelman is Chairman of Revlon’s and Products Corporation’s Board of Directors.
The Company was founded over 90 years ago by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors. Today, the Company continues Revson’s legacy by producing and marketing innovative products that address consumers’ wants and needs for beauty and personal care products.
The Company is a leading global beauty company with an iconic portfolio of brands. The Company develops, manufactures, markets, distributes and sells worldwide an extensive array of beauty and personal care products, including color cosmetics, hair color, hair care and hair treatments, fragrances, skin care, beauty tools, men’s grooming products, anti-perspirant deodorants and other beauty care products across a variety of distribution channels. The Company is entrepreneurial, agile and boldly creative, with a passion for beauty. The Company has a diverse portfolio of iconic brands that it continues to evolve and transform, with the goal of inspiring and attracting consumers around the world wherever and however they shop for beauty. The Company is committed to operating as an ethical business and driving sustainable and responsible growth.
For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of the filings incorporated by reference in this prospectus supplement, see “Where You Can Find More Information.”
Recent Developments
Preliminary Unaudited Financial Information
Our unaudited condensed consolidated financial statements for the three months ended March 31, 2022 are not yet available. We have presented preliminary estimated ranges of certain of our financial results below for the three months ended March 31, 2022 based on information currently available to management. Our financial closing procedures for the three months ended March 31, 2022 are not yet complete. As a result, our actual results for the three months ended March 31, 2022 may differ materially from the preliminary estimated financial results set forth below upon the completion of our financial closing procedures, final adjustments, and other developments that may arise prior to the time our financial results are finalized. You should not place undue reliance on these estimates. The preliminary estimated financial results set forth below have been prepared by, and are the responsibility of, management and are based on a number of assumptions. Our independent registered certified public accounting firm, KPMG LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimated financial results. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. See “Risk Factors” and “Statements Regarding Forward-Looking Information” for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our financial results that are presented below and the actual financial results we will report for the three months ended March 31, 2022.
The preliminary estimated financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. We will not publicly file our actual unaudited condensed consolidated financial statements and related notes for the three months ended March 31, 2022 with the SEC until after the launch date of this offering and the closing of some or all of the sales in this offering. In addition, the preliminary estimated financial results set forth below are not necessarily indicative of results we may achieve in any future period. While we currently expect that our actual results will be within the ranges described below, it is possible that our actual results may not be within the ranges we currently estimate.
Preliminary Unaudited Results for the Three Months Ended March 31, 2022 and Liquidity Information
We have presented the following preliminary estimated ranges of certain of our financial results for the three months ended March 31, 2022 (“Q1 2022”):
•	Consolidated net sales of approximately $475 million to $480 million in Q1 2022, as compared to $445.0 million in the prior-year period;
•	Net loss during the three months ended March 31, 2022 was approximately $70 million to $80 million, as compared to $96.3 million during the three months ended March 31, 2021;
•
Adjusted EBITDA of approximately $55 million to $60 million in Q1 2022, as compared to $38.2 million in the prior-year period. Adjusted EBITDA is a non-GAAP financial measure defined below and reconciled to net loss; and

•
Liquidity position of approximately $125 million to $135 million in Q1 2022, consisting of: (i) $70 million of unrestricted cash and cash equivalents; (ii) approximately $58 million to $68 million in available borrowing capacity under the Amended 2016 Revolving Credit Facility; and less (iii) approximately $3 million of outstanding checks. The Company had a liquidity position of $129.6 million as of March 31, 2021.

Preliminary Results of Operations
In spite of continued supply chain disruptions, consolidated net sales in the three months ended March 31, 2022 increased approximately 8-10% compared to the three months ended March 31, 2021. The net sales increase was due to an approximate 12-14% increase in Revlon segment net sales, an approximate 2-4% increase in Elizabeth Arden segment net sales, approximate 3-5% increase in Portfolio segment net sales and an approximate 11-13% increase in Fragrances segment net sales.
The Revlon segment net sales increase was primarily due to higher net sales of Revlon Color Cosmetics Revlon-branded professional hair care products and Revlon ColorSilk. The Elizabeth Arden segment net sales increase was primarily due to higher net sales of Elizabeth Arden branded fragrances. The Portfolio segment net sales increase was primarily due to higher net sales of Mitchum anti-perspirant deodorants, Cutex, CND nail products and Almay color cosmetics. The Fragrances segment net sales increase was primarily due to higher net sales of certain celebrity and prestige fragrances, as well as certain other licensed fragrance brands.
On a regional basis, in North America, Revlon segment net sales in the three months ended March 31, 2022 increased by approximately 20-25% compared to the prior-year period primarily due to Revlon Color Cosmetics and Revlon Colorsilk. Internationally, both the Fragrances and Elizabeth Arden segments net sales increased in the three months ended March 31, 2022 compared to the prior-year period.
Adjusted EBITDA Reconciliation (Preliminary and Unaudited)
The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the EBITDA Exclusions, as well as the impact of non-cash stock-based compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”).
The Company excludes the EBITDA Exclusions and Non-Operating Items in calculating Adjusted EBITDA because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

For the three months ended March 31, 2022, the following table reconciles the Company’s preliminary unaudited net loss to Adjusted EBITDA:
(dollars in millions)	Three Months Ended March 31, 2022
	Low range	High range
Net loss	$(80.0)	$(70.0)

Interest expense	62.0	62.0
Amortization of debt issuance costs	9.1	9.1
Foreign currency (gains) losses, net	7.8	7.8
Provision from income taxes	19.4	14.4
Depreciation and amortization	27.6	27.6
Miscellaneous, net	2.0	2.0
EBITDA	$47.9	$52.9

Non-operating items:
Non-cash stock compensation expense	1.8	1.8
Restructuring and related charges	3.3	3.3
Acquisition, integration and divestiture costs	0.2	0.2
Capital Structure and Related Charges	1.8	1.8
Adjusted EBITDA	$55.0	$60.0
The Company’s management uses Adjusted EBITDA as an operating performance measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company’s management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Management believes that Adjusted EBITDA is useful to investors to provide them with disclosure of the Company’s operating results on the same basis as that used by management. Management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company’s overall business because such measure eliminates the effects of certain charges that are not directly attributable to the Company’s underlying operating performance. Additionally, management believes that providing Adjusted EBITDA enhances the comparability for investors in assessing the Company’s financial reporting.
Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analytical measure that is used by management, as described above, and therefore can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for its most directly comparable financial measure prepared in accordance with GAAP. Other companies may define Adjusted EBITDA differently. Also, while Adjusted EBITDA, as used in this prospectus supplement, is defined differently than Adjusted EBITDA for the Company’s debt instruments, certain financial covenants in its borrowing arrangements are tied to similar financial measures. Adjusted EBITDA should be read in conjunction with the Company’s financial statements and related footnotes filed with the SEC.

Corporate Information
We are incorporated in Delaware under the name Revlon, Inc. Our principal executive office is located at One New York Plaza, New York, NY 10004, Telephone (212) 527-4000. Our website address is www.revlon.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

The Offering
Issuer
Revlon, Inc.
Class A common stock offered by us
Shares of our Class A common stock having an aggregate offering price of up to $25,000,000
Class A common stock to be outstanding following this offering
Up to 58,036,167 shares of Class A common stock, assuming sales of 3,782,148 shares of Class A common stock in this offering at an offering price of $6.61 per share, which was the last reported sale price of our Class A common stock on the NYSE on April 21, 2022. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering
Any method permitted that is deemed an “at the market offering” from time to time through, or to, Jefferies, as sales agent or principal. See “Plan of Distribution” on page S-31 of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases. In order to meet the continued demand for the Company's products, some or all of the net proceeds from this offering may be used to help alleviate supply chain disruptions previously disclosed by the Company. See “Use of Proceeds” on page S-29 of this prospectus supplement.
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” herein, “Risk Factors” in the 2021 Form 10-K and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our Class A common stock.
NYSE symbol
“REV”
The number of shares outstanding after this offering is based on 54,254,019 shares of our Class A common stock outstanding as of March 31, 2022. This number excludes:
•	4,022,571 shares of our Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2022; and
•	612,251 shares of our Class A common stock reserved for issuance under the Second Amendment to the Fourth Amended and Restated Stock Plan (the “Stock Plan”), as of March 31, 2022.
Except as otherwise indicated, all information in this prospectus supplement reflects and assumes:
•	no vesting or settlement of restricted stock units after March 31, 2022; and
•	no granting of shares of Class A common stock under our Stock Plan after March 31, 2022.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and those discussed under the section captioned “Risk Factors” contained in our 2021 Form 10-K, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing shares of our Class A common stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline, and you may lose some or all of your investment.
Risks Related to the Company’s Indebtedness
Revlon is a holding company with no business operations of its own and is dependent on its subsidiaries to pay certain expenses and dividends. In addition, shares of the capital stock of Products Corporation, Revlon’s wholly-owned operating subsidiary, are pledged by Revlon to secure its obligations under the 2016 Credit Agreements and the 2020 BrandCo Credit Agreement (each as defined below).
Revlon is a holding company with no business operations of its own. Revlon’s only material asset is all of the outstanding capital stock of Products Corporation, Revlon’s wholly-owned operating subsidiary, through which Revlon conducts its business operations. As such, Revlon’s net income has historically consisted predominantly of its equity in the net loss of Products Corporation, which for 2021 and 2020 was $211.4 million and $593.5 million, respectively (and included expenses incidental to being a public holding company and certain tax adjustments, amounting to $7.5 million income and $7.2 million expense for December 31, 2021 and 2020, respectively). Revlon is dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay Revlon’s expenses incidental to being a public holding company and to pay any cash dividend or distribution on its Class A common stock in each case that may be authorized by Revlon’s Board of Directors.
Products Corporation may not generate sufficient cash flow to pay dividends or distribute funds to Revlon because, for example, Products Corporation may not generate sufficient cash or net income; state laws may restrict or prohibit Products Corporation from issuing dividends or making distributions unless Products Corporation has sufficient surplus or net profits, which Products Corporation may not have; or because contractual restrictions, including negative covenants contained in Products Corporation’s various debt instruments, may prohibit or limit such dividends or distributions.
The terms of Products Corporation’s (i) asset-based revolving credit agreement, dated as of September 7, 2016 (as amended, the “Amended 2016 Revolving Credit Agreement” and the credit facility thereunder, the “Amended 2016 Revolving Credit Facility”), (ii) term credit agreement, dated as of September 7, 2016 (as amended, the “2016 Term Loan Agreement”, the credit facility thereunder, the “2016 Term Loan Facility” and the 2016 Term Loan Agreement and the Amended 2016 Revolving Credit Agreement are collectively the “2016 Credit Agreements”), (iii) credit agreement, dated as of May 7, 2020 (as amended, the “2020 BrandCo Credit Agreement” and the credit facilities thereunder, the “2020 BrandCo Facilities”) and (iv) indenture governing Products Corporation’s 6.25% Senior Notes due 2024 (the “6.25% Senior Notes Indenture” and the “6.25% Senior Notes,” respectively) generally restrict Products Corporation from paying dividends or making distributions to Revlon, except in limited circumstances.
For example, Products Corporation is permitted to pay dividends and make distributions to Revlon to enable Revlon to, among other things, maintain its existence and its ownership of Products Corporation, such as paying professional fees (e.g., legal, accounting and insurance fees), regulatory fees (e.g., SEC filing fees and New York Stock Exchange listing fees), pay certain taxes and other expenses related to being a public holding company and, subject to certain limitations, to pay dividends, if any, on Revlon’s outstanding securities or make distributions in certain circumstances to finance Revlon’s purchase of shares of its Class A common stock issued in connection with the delivery of such shares to grantees under the Fourth Amended and Restated Revlon, Inc. Stock Plan, as amended. These limitations therefore restrict Revlon’s ability to pay dividends on its Class A common stock.
All of the shares of Products Corporation’s capital stock held by Revlon are pledged to secure Revlon’s guarantee of Products Corporation’s obligations under its 2016 Credit Agreements and the 2020 BrandCo Credit Agreement. A foreclosure upon the shares of Products Corporation’s common stock would result in Revlon no longer holding its only material asset, would have a material adverse effect on the holders and price of our Class A common stock and would be a change of control under Products Corporation’s other debt instruments. (See also “Risk Factors - Shares of Revlon Class A common stock are pledged to secure the debt of the Company’s affiliates and shares of Products Corporation’s capital stock are pledged to secure various obligations of Revlon and Products Corporation, and foreclosure upon these shares or dispositions of shares of Revlon or Products Corporation could result in the acceleration of debt under Products Corporation’s 2016 Credit Agreements, 2020 BrandCo Facilities, the 2021 Foreign Asset-Based Term Facility and/or its 6.25% Senior Notes and could have other consequences.”)
Products Corporation’s substantial indebtedness could adversely affect the Company’s operations and flexibility and Products Corporation’s ability to service its debt.
Products Corporation has a substantial amount of outstanding indebtedness. As of December 31, 2021, the Company’s total third-party indebtedness was $3,544.8 million (or $3,443.4 million, including future interest and net of discounts and debt issuance costs), including: (i) $1,873.2 million in aggregate principal amount under the 2020 BrandCo Facilities; (ii) $874.7 million in aggregate principal amount of secured indebtedness under its 2016 Term Loan Facility; (iii) $159.6 million of secured indebtedness under its Amended 2016 Revolving Credit Facility, consisting of $109.6 million of Tranche A revolving loans and $50.0 million of Tranche B term loans, ranking junior in right of payment to the Tranche A revolving loans (the “2020 ABL FILO Term Loans”); (iv) $130.0 million of loans under the senior secured second-in, second-out term loan facility under the Amended 2016 Revolving Credit Agreement (the “SISO Term Loan Facility”); (v) $75.0 million in aggregate principal amount of secured indebtedness under the asset-based term loan credit agreement, dated as of March 2, 2021 (as amended, the “2021 Foreign Asset-Based Term Agreement” and the credit facility thereunder, the “2021 Foreign Asset-Based Term Facility); (vi) $431.3 million in aggregate principal amount of its 6.25% Senior Notes and (vii) $1.0 million in aggregate principal amount of other short-term borrowings indebtedness.
If the Company is unable to maintain or increase its profitability and cash flow and sustain such results in future periods, the Company’s operations and Products Corporation’s ability to service its debt and/or comply with the financial and/or operating covenants under its various debt instruments could be adversely affected. (See also “Risk Factors - Restrictions and covenants in the various debt instruments of the Company’s subsidiaries limit its ability to take certain actions and impose consequences in the event of failure to comply.”)
The Company is subject to the risks normally associated with substantial indebtedness, including the risk that the Company’s profitability and cash flow will be insufficient to meet required payments of principal and interest under Products Corporation’s various debt instruments, and the risk that Products Corporation will be unable to refinance existing indebtedness when it becomes due or, if it is unable to comply with the financial or operating covenants under its various debt instruments, to obtain any necessary consents, waivers or amendments or that the terms of any such refinancing and/or consents, waivers or amendments will be less favorable than the current terms of such indebtedness. Products Corporation’s substantial indebtedness could also have the effect of:
•
limiting the Company’s ability to fund (including by obtaining additional financing) the costs and expenses of executing the Company’s business initiatives in the short-term and long-term, future working capital, capital expenditures, advertising, promotional and/or marketing expenses, new product development costs, purchases and reconfigurations of wall displays, acquisitions, and related integration costs, investments, restructuring programs and other general corporate purposes;

•
requiring the Company to dedicate a substantial portion of its cash flow from operations to payments on Products Corporation’s indebtedness, thereby reducing the availability of the Company’s cash flow necessary for executing the Company’s business initiatives in the short-term and long-term and for other general corporate purposes;

•	placing the Company at a competitive disadvantage compared to its competitors that have less debt;

•	exposing the Company to potential events of default (if not cured or waived) under the financial and operating covenants contained in Products Corporation’s various debt instruments;
•	limiting the Company’s flexibility in responding to changes in its business and the industry in which it operates;
•
reducing the Company’s negotiating power and flexibility in dealings with important customers and suppliers, potentially putting pressure on the Company’s ability to obtain advantageous delivery, supply and/or pricing terms; and

•	making the Company more vulnerable to adverse economic conditions, such as a tightening in the credit markets, rising interest rates, or a downturn in its business.
Although agreements governing Products Corporation’s indebtedness, including the 2016 Credit Agreements, the 6.25% Senior Notes Indenture and the 2020 BrandCo Credit Agreement, limit Products Corporation’s ability to borrow funds, under certain circumstances, Products Corporation is allowed to borrow a significant amount of additional money, some of which, in certain circumstances and subject to certain limitations, could be secured indebtedness. To the extent that more debt, whether secured or unsecured, is added to the Company’s current debt levels, the risks described above would increase further.
Products Corporation’s ability to pay the principal amount of its indebtedness depends on many factors.
The Tranche A revolving loans and the SISO Term Loan Facility under the Amended 2016 Revolving Credit Facility mature in May 2024, subject to a springing maturity to the earlier of: (x) 91 days prior to the maturity of the 2016 Term Loan Facility, and (y) to the extent the 2020 ABL FILO Term Loans are then outstanding, the earliest stated maturity of the 2020 ABL FILO Term Loans; the non-extended portion of the 2016 Term Loan Facility matures no later than September 2023; the 2020 ABL FILO Term Loans mature no later than December 2023; the 2021 Foreign Asset-Based Term Facility matures no later than March 2024; and the 6.25% Senior Notes mature in August 2024. Also, while the 2020 BrandCo Facilities are scheduled to mature no later than June 2025, they are subject to a springing maturity on the 91st day prior to the maturity of the 6.25% Senior Notes if $100 million or more in aggregate principal amount of the 6.25% Senior Notes remain outstanding by such date. Additionally, while the extended portion of the 2016 Term Loan Facility (such certain extended portion, the “Extended Term Loans”) are scheduled to mature no later than June 2025, they are subject to a springing maturity to the earlier of (y) the same September 2023 springing maturity date of any non-extended term loans under Products Corporation’s existing 2016 Term Loan Facility if $75 million or more in aggregate principal amount of the non-extended term loans under the 2016 Term Loan Facility remains outstanding on such date, and (z) the 91st day prior to the maturity of the 6.25% Senior Notes if $100 million or more in aggregate principal amount of the 6.25% Senior Notes remain outstanding by such date. And, while the 2021 Foreign Asset-Based Term Facility matures no later than March 2024, it is subject to a springing maturity date of August 1, 2023 if any amount of the non-extended term loans under the 2016 Term Loan Facility remains outstanding on such date. For a more complete description of the maturities of these debt instruments, including events that could accelerate their respective maturities, see Note 8, “Debt,” to the Company’s Audited Consolidated Financial Statements included in the 2021 Form 10 K incorporated by reference into this prospectus supplement. Products Corporation currently anticipates that, in order to pay the principal amount of its outstanding indebtedness upon the occurrence of any event of default, or to repurchase any of the 6.25% Senior Notes if a change of control occurs, or in the event that Products Corporation’s cash flows from operations are insufficient to allow it to pay the principal amount of its indebtedness by their respective maturity dates, the Company will be required to refinance some or all of Products Corporation’s indebtedness, seek to sell assets or operations, seek to sell additional Revlon equity, seek to sell debt securities of Revlon or Products Corporation and/or seek additional capital contributions or loans from MacAndrews & Forbes or from the Company’s other affiliates and/or third parties. The Company may be unable to take any of these actions due to a variety of commercial or market factors or constraints in Products Corporation’s various debt instruments, including, for example, market conditions being unfavorable for an equity or debt issuance, additional capital contributions or loans not being available from affiliates and/or third parties, or that the transactions may not be permitted under the terms of Products Corporation’s various debt instruments then in effect, including restrictions on the incurrence of additional debt, incurrence of liens, asset dispositions and/or related party transactions included in such debt instruments. Such actions, if ever taken, may not enable the Company to satisfy its cash requirements if the actions do not result in sufficient cost reductions or generate a sufficient amount of additional capital, as the case may be. The failure to repay or repurchase any material indebtedness upon maturity, acceleration or otherwise would have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows. Even if the Company can refinance any such indebtedness, the terms of such indebtedness may contain more restrictive covenants or be costly to the Company. The terms of any refinancing may adversely affect the Class A common stock and its trading price.
None of the Company’s affiliates are required to make any capital contributions, loans or other payments to Products Corporation regarding its obligations on its indebtedness. Products Corporation may not be able to pay the principal amount of its indebtedness using any of the above actions because, under certain circumstances, the 2016 Credit Agreements, the 2020 BrandCo Credit Agreement, the 2021 Foreign Asset-Based Term Agreement, the 6.25% Senior Notes Indenture, any of Products Corporation’s other debt instruments and/or the debt instruments of Products Corporation’s subsidiaries then in effect may not permit the Company to take such actions. (See also “Risk Factors - Restrictions and covenants in the various debt instruments of the Company’s subsidiaries limit its ability to take certain actions and impose consequences in the event of failure to comply.”)
The future state of the credit markets, including any volatility and/or tightening of the credit markets and reduction in credit availability, and rising interest rates could adversely impact the Company’s ability to refinance or replace, in whole or in part, Products Corporation’s outstanding indebtedness by their respective maturity dates, which could have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.
Restrictions and covenants in the various debt instruments of the Company’s subsidiaries limit its ability to take certain actions and impose consequences in the event of failure to comply .
The agreements that govern the indebtedness of the Company’s subsidiaries, including the 2016 Credit Agreements, the 2020 BrandCo Credit Agreement, the 2021 Foreign Asset-Based Term Agreement, and the 6.25% Senior Notes Indenture, contain a number of significant restrictions and covenants that limit the ability of the Company’s subsidiaries (subject in each case to certain exceptions) to, among other things:
•	borrow money;
•	use assets as security in other borrowings or transactions;
•	pay dividends on stock or purchase stock;
•	sell assets and use the proceeds from such sales;
•	enter into certain transactions with affiliates;
•	make certain investments;
•	prepay, redeem or repurchase specified indebtedness; and
•	permit restrictions on the payment of dividends to Products Corporation by its subsidiaries.
These covenants affect the operating flexibility of the Company’s subsidiaries by, among other things, restricting their ability to incur indebtedness that could be used to fund the costs of executing the Company’s business initiatives and to grow the Company’s business, as well as to fund general corporate purposes.
Certain breaches under the 2016 Credit Agreements, the 2020 BrandCo Credit Agreement, the 2021 Foreign Asset-Based Term Agreement and/or the 6.25% Senior Notes Indenture would permit the Company’s lenders to accelerate amounts outstanding thereunder. The acceleration of amounts outstanding under the 2016 Credit Agreements, the 2020 BrandCo Credit Agreement, the 2021 Foreign Asset-Based Term Agreement and/or the 6.25% Senior Notes would in certain circumstances constitute an event of default under the other instruments permitting amounts outstanding under such instruments to be accelerated. In addition, holders of the 6.25% Senior Notes may require Products Corporation to repurchase their notes in the event of a change of control under the applicable indenture and a change of control would be an event of default under the 2016 Credit Agreements, the 2020 BrandCo Credit Agreement and the 2021 Foreign Asset-Based Term Agreement. Products Corporation may not have sufficient funds at the time of any such breach or change of control to repay, in full or in part, amounts outstanding under the 2016 Credit Agreements, the 2020 BrandCo Credit Agreement or the 2021 Asset-Based Term Agreement or to repay, repurchase or redeem, in full or in part, the 6.25% Senior Notes.

Factors and events beyond the Company’s control could impair the Company’s operating performance, which could affect Products Corporation’s ability to comply with the terms of Products Corporation’s debt instruments. Such factors and events may include: decreased consumer spending in response to the ongoing and prolonged COVID-19 pandemic, including the re-imposition of face mask mandates, lockdowns and other restrictive measures in the United States or globally from time to time; decreased discretionary consumer spending in the short or long-term as a result of macroeconomic headwinds due to high inflation and increased pricing pressure on consumers or a future economic contraction or recession in the United States or globally; weakness in the consumption of beauty products in one or more of the Company’s segments; geopolitical risks such as the ongoing Russia/Ukraine conflict; continued outbreaks of COVID-19 in key global commerce and manufacturing hubs from time to time and the related significant disruptions to the Company’s supply chain resulting from lockdowns and other restrictive measures imposed in such hubs; continued delays at U.S. ports or other modes of transportation and the impact of such delays on the Company’s supply chain or its ability to ship products to customers; any prolonged and/or significant disruptions, shutdowns or closures in the manufacturing facilities of the Company or its key third-party suppliers both within the U.S. and abroad due to COVID-19; continued labor shortages at the Company and within the Company’s supply chain; increasing inflation globally that materially impacts the cost of raw materials, labor and transportation; the inability of the Company to increase prices of its products or otherwise offset cost increases in response to inflationary pressure; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors, decreased advertising, promotional and marketing spending by the Company and/or decreased performance by third-party suppliers, whether due to shortages of raw materials or otherwise; changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to any further consumption declines that the Company has experienced; inventory management by the Company’s customers; inventory de-stocking by certain retail customers; space reconfigurations or reductions in display space by the Company’s customers; retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels; changes in pricing, marketing, advertising and/or promotional strategies by the Company’s customers; less than anticipated results from the Company’s existing or new products or from its advertising, promotional, pricing and/or marketing plans; or if the Company’s expenses, including, without limitation, those for pension expense under its benefit plans, restructuring programs and related severance expenses, acquisitions and related integration costs, capital expenditures, costs related to litigation, advertising, promotional and/or marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise, exceed the Company’s anticipated level of expenses.
Under such circumstances, Products Corporation or its subsidiaries may be unable to comply with the requirements of one or more of its or their various debt instruments, including any financial covenants in the Amended 2016 Revolving Credit Agreement or the 2021 Foreign Asset-Based Term Agreement. If Products Corporation or its subsidiaries are unable to satisfy such requirements at any future time, Products Corporation or its subsidiaries would need to seek an amendment or waiver of such requirements. The respective lenders under the Amended 2016 Revolving Credit Agreement, the 2021 Foreign Asset-Based Term Agreement and/or the other applicable debt instruments may not consent to any amendment or waiver requests that Products Corporation or its subsidiaries may make in the future, and, if they do consent, they may only do so on terms that are unfavorable or costly to Products Corporation and/or Revlon.
If Products Corporation or its subsidiaries are unable to obtain any such waiver or amendment, Products Corporation’s or its subsidiaries’ inability to meet the requirements of the Amended 2016 Revolving Credit Agreement, the 2021 Foreign Asset-Based Term Agreement and/or other applicable debt instruments would constitute an event of default under such agreements, which, under certain circumstances, would permit the lenders to accelerate the repayment of the Amended 2016 Revolving Credit Facility or the 2021 Foreign Asset-Based Term Agreement, as the case may be, and, under certain circumstances, would constitute an event of default under the 2016 Term Loan Agreement, the 2020 BrandCo Credit Agreement and the 6.25% Senior Notes Indenture. An event of default under the 6.25% Senior Notes Indenture would permit the trustee for the 6.25% Senior Notes or the requisite note holders to accelerate payment of the principal and accrued, but unpaid, interest on the 6.25% Senior Notes.
Products Corporation’s assets and/or cash flows and/or that of Products Corporation’s subsidiaries may not be sufficient to fully repay borrowings under its various debt instruments, either upon maturity or if accelerated upon an event of default or change of control, and if the Company is required to repay, repurchase and/or redeem, in whole or in part, amounts outstanding under the 2016 Credit Agreements, the 2020 BrandCo Facilities, the 2021 Foreign Asset-Based Term Agreement and/or its 6.25% Senior Notes, it may be unable to refinance or restructure the payments on such debt. Further, if the Company is unable to repay, refinance or restructure its indebtedness under the 2016 Credit Agreements, the 2020 BrandCo Facilities and/or the 2021 Foreign Asset-Based Term Agreement, the lenders could proceed against the collateral securing that indebtedness, subject to certain conditions and limitations as set forth in the related intercreditor agreements and collateral agreements. As described above, the consequences of failing to comply with the foregoing restrictions, covenants and limitations under the Company’s various debt instruments could have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.
Limits on the borrowing capacity under the Amended 2016 Revolving Credit Facility and the 2021 Foreign Asset-Based Term Facility and other factors may affect the Company’s ability to finance its operations both on a short-term and long-term basis. Any material limitation on the borrowing capacity under these credit facilities or other material adverse development to the Company’s liquidity could have a material adverse effect on the Company.
At December 31, 2021, Products Corporation and its subsidiaries had $159.6 million in aggregate borrowings outstanding under the Amended 2016 Revolving Credit Facility and $75.0 million outstanding under the 2021 Foreign Asset-Based Term Facility. While the Tranche A revolving loans under the Amended 2016 Revolving Credit Facility provide for up to $270.0 million of commitments, the Company’s ability to borrow funds under such facility is limited by a borrowing base determined relative to the value, from time-to-time, of certain eligible assets.
While the 2021 Foreign Asset-Based Term Facility provides for a U.S. dollar-denominated senior secured asset-based term loan facility which currently has a principal balance of $75.0 million, the 2021 Foreign Asset-Based Term Agreement requires the maintenance of a borrowing base supporting the borrowing thereunder, based on the sum of: (i) 80% of eligible accounts receivable (temporarily increased to 90% for one year following March 30, 2022) (ii) 65% of the net orderly liquidation value of eligible finished goods inventory (temporarily increased to 75% for one year following March 30, 2022) and (ii) 45% of the mortgage value of certain owned real property, in each case with respect to certain of Products Corporation’s subsidiaries organized in Australia, Bermuda, Germany, Italy, Spain and Switzerland, subject to certain customary availability reserves.
Under the Amended 2016 Revolving Credit Facility and the 2021 Foreign Asset-Based Term Facility, if the value of the Company’s eligible assets is not sufficient to support the full borrowing base under the respective facility, Products Corporation and its subsidiaries will not have complete access to the entire commitment available under such facilities, but rather would have access to a lesser amount as determined by the borrowing base.
The applicable borrowers must prepay loans under the Amended 2016 Revolving Credit Facility and the 2021 Foreign Asset-Based Term Facility to the extent that outstanding loans exceed its respective borrowing base. Under the 2021 Foreign Asset-Based Term Facility, in lieu of a mandatory prepayment, certain subsidiaries of the Company may deposit cash into a designated U.S. bank account with the agent thereunder, that is subject to a control agreement (such cash, the “Qualified Cash”). To the extent the borrowing base subsequently exceeds the amount of outstanding loans, the Qualified Cash can be withdrawn from such bank account. In addition, the 2021 Foreign Asset-Based Term Facility is subject to mandatory prepayments from the net proceeds from the incurrence of debt by certain of the Company’s subsidiaries not permitted thereunder.
As Products Corporation continues to manage its working capital (including its and its subsidiaries’ inventory and accounts receivable, which are significant components of the eligible assets comprising the borrowing base under the Amended 2016 Revolving Credit Facility and the 2021 Foreign Asset-Based Term Facility), this could reduce the borrowing base under the Amended 2016 Revolving Credit Facility and/or the 2021 Asset-Based Term Facility. Further, if Products Corporation borrows funds under the Amended 2016 Revolving Credit Facility, subsequent changes in the value or eligibility of the assets within the borrowing base could require Products Corporation to pay down amounts outstanding under such facility so that there is no amount outstanding in excess of the then-existing borrowing base. Likewise, subsequent changes in the value or eligibility of the assets within the borrowing base under the 2021 Foreign Asset-Based Term Facility could require Products Corporation and its subsidiaries to pay down amounts outstanding under such facility so that there is no amount outstanding in excess of the then-existing borrowing base, which, unlike the Amended 2016 Revolving Credit Facility, cannot be re-borrowed.
The Company’s ability to borrow under the Amended 2016 Revolving Credit Facility is also conditioned upon its compliance with the covenants in the Amended 2016 Revolving Credit Facility. Because of these limitations, the Company may not always be able to meet its cash requirements with funds borrowed under the Amended 2016 Revolving Credit Facility, which could have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.
If one or more lenders under the Amended 2016 Revolving Credit Facility are unable to fulfill their commitment to advance funds to Products Corporation under such facility, it would impact the Company’s liquidity and, depending upon the amount involved and the Company’s liquidity requirements, it could have an adverse effect on the Company’s ability to fund its operations, which could have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.
Recently, the Company’s working capital and borrowing base availability under the Amended 2016 Revolving Credit Facility and the 2021 Foreign Asset-Based Term Facility have been negatively impacted by global supply chain issues which have affected the Company’s accounts receivable and inventory. These global supply chain issues have resulted from the COVID-19 pandemic and macroeconomic headwinds, and have led to the unavailability of raw materials and cost increases in raw materials, labor and transportation. Although the Company has taken actions, such as the recent March 2022 amendments to the Amended 2016 Revolving Credit Facility and the 2021 Foreign Asset-Based Term Facility, to increase its liquidity, these global supply chain issues and other developments that may negatively affect the Company’s liquidity, such as the ongoing Russia-Ukraine conflict, may continue or recur in the future. Actions previously taken by the Company to address these issues, such as cost cutting, may have a negative effect on the future business and results of operations of the Company. There can be no assurance that these global supply chain issues and other developments will not impact the Company’s liquidity in the future. If the Company is unable to finance its business on either a short-term or long-term basis due to a decrease in borrowing capacity or liquidity, it could result in a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.
At December 31, 2021, the Company had a liquidity position of $171.5 million, consisting of: (i) $102.4 million of unrestricted cash and cash equivalents (with approximately $97.2 million held outside the U.S.); (ii) $72.4 million in available borrowing capacity under the Amended 2016 Revolving Credit Facility (which had $289.6 million drawn at such date); and less (iii) approximately $3.3 million of outstanding checks.
A substantial portion of Products Corporation’s indebtedness is subject to floating interest rates and the discontinuation or replacement of LIBOR could result in an increase to our interest expense.
A substantial portion of Products Corporation’s indebtedness is subject to floating interest rates, which makes the Company more vulnerable in the event of adverse economic conditions, such as a tightening in the credit markets, increases in prevailing interest rates or an economic downturn. As of December 31, 2021, $3,112.5 million of Products Corporation’s total indebtedness, or approximately 88% of its total indebtedness, was subject to floating interest rates.
In July 2017, the U.K.’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. On March 5, 2021, the U.K.’s Financial Conduct Authority formally confirmed its intention to cease publishing 24 LIBOR settings, including all seven euro LIBOR settings after December 31, 2021, and the overnight and 12- month U.S. dollar LIBOR setting after June 30, 2023. It is unclear whether or not LIBOR will cease to exist at that time (and if so, what reference rate will replace it) or if new methods of calculating LIBOR will be established such that it continues to exist after June 30, 2023. Certain of Products Corporation’s financing agreements, including its 2016 Term Loan Facility, the Amended 2016 Revolving Credit Facility, the 2020 BrandCo Facilities and the 2021 Foreign Asset-Based Term Facility are made at variable rates that use LIBOR as a benchmark for establishing the applicable interest rate. While the 2016 Term Loan Facility contains limited “fallback” provisions providing for comparable or successor rates in the event LIBOR is unavailable, these provisions may not adequately address the actual changes to LIBOR or its successor rates. For example, if future rates based upon the successor reference rate (or a new method of calculating LIBOR) are higher than LIBOR rates as currently determined, it may have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows. On the other hand, if future rates based upon the successor reference rate (or a new method of calculating LIBOR) are lower than LIBOR rates as currently determined, the lenders under such credit agreements may seek amendments to increase the applicable interest rate margins or invoke their right to require the use of the alternate base rate in place of LIBOR, which could result in an increase to our interest expense as discussed below. By contrast, the Amended 2016 Revolving Credit Facility, the 2020 BrandCo Credit Agreement and the 2021 Foreign Asset-Based Term Facility contain provisions governing the selection and adjustment of replacement reference rates. More generally, a phase-out of LIBOR could cause market volatility or disruption and may adversely affect our access to the capital markets and cost of funding, which would have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows.
As of December 31, 2021, the entire $874.7 million in aggregate principal amount outstanding under the 2016 Term Loan Facility bore interest, at Product Corporation’s option, at a rate per annum of LIBOR (which has a floor of 0.75%) plus a margin of 3.5% or an alternate base rate plus a margin of 2.5%, payable quarterly, at a minimum. At December 31, 2021, LIBOR and the alternate base rate for the 2016 Term Loan Facility were 0.75% and 3.50%, respectively. As of December 31, 2021, $109.6 million in aggregate principal amount outstanding under the Tranche A revolving loans of the Amended 2016 Revolving Credit Facility bore interest, at Products Corporation’s option, at a rate per annum equal to either: (i) the alternate base rate plus an applicable margin equal to 2.75%; or (ii) the Eurocurrency rate (which has a floor of 0.50%) plus an applicable margin equal to 3.75%. Term loans under the SISO Term Loan Facility accrue interest, at Products Corporation’s option, at a rate per annum of LIBOR (which has a floor of 1.75%) plus a margin of 5.75% or at an alternate base rate plus a margin of 4.75%. The 2020 ABL FILO Term Loans accrue interest, at Products Corporation’s option, at a rate per annum of LIBOR (which has a floor of 1.75%) plus a margin of 8.50% or at an alternate base rate plus a margin of 7.50%. Interest accrues on the term loan facility under the 2020 BrandCo Credit Agreement at a rate per annum equal to (i) 2.00%, payable in kind, plus (ii) LIBOR (which has a floor of 1.50%) plus a margin of 10.5%. Interest accrues on the roll-up term loans under the 2020 BrandCo Credit Agreement at a rate per annum of LIBOR (which has a floor of 0.75%) plus a margin of 3.5%. Under the 2021 Foreign Asset-Based Term Facility, which currently has $75.0 million in aggregate principal amount outstanding, interest accrues on borrowings at a rate per annum equal to the LIBOR rate (which had a floor of 1.50%) plus an 8.50% applicable margin.
If any of LIBOR (or its successor rate), the prime rate or the federal funds effective rate increases, Products Corporation’s debt service costs will increase to the extent that Products Corporation has elected such rates for its outstanding loans. Based on the amounts outstanding under the 2016 Credit Agreements, the 2020 BrandCo Facilities, the 2021 Foreign Asset-Based Term Facility and other short-term borrowings (which, in the aggregate, are Products Corporation’s only debt currently subject to floating interest rates) as of December 31, 2021, a 1% increase in LIBOR (or an equivalent successor rate) would increase the Company’s annual interest expense by $9.0 million. Based on the same amounts outstanding, a change from LIBOR to the alternate base rate in the case of the 2016 Credit Agreements would increase the Company’s annual interest expense by $15.5 million. Increased debt service costs would adversely affect the Company’s cash flows and could have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.
The Company’s ability to service its debt and meet its cash requirements depends on many factors, including achieving anticipated levels of revenue and expenses. If such revenue or expense levels prove to be other than as anticipated, the Company may be unable to meet its cash requirements or its subsidiaries may be unable to meet the requirements of the 2016 Credit Agreements, 2020 BrandCo Credit Agreement and/or 2021 Foreign Asset-Based Term Agreement, which could have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.
The Company currently expects that operating revenues, cash on hand, and funds that may be available for borrowing under the Amended 2016 Revolving Credit Facility and other permissible borrowings will be sufficient to enable the Company to cover its operating expenses for 2022, including: cash requirements for the payment of expenses in connection with executing the Company’s business initiatives and its advertising, promotional, pricing and/or marketing plans; purchases of permanent wall displays; capital expenditure requirements; debt service payments and costs; cash tax payments; pension and other post-retirement plan contributions; payments in connection with the Company’s restructuring programs; severance not otherwise included in the Company’s restructuring programs; business and/or brand acquisitions (including, without limitation, through licensing transactions), if any; debt and/or equity repurchases, if any; costs related to litigation; and payments in connection with discontinuing non-core business lines and/or exiting and/or entering certain territories and/or channels of trade.
As discussed in “Risk Factors –Limits on the borrowing capacity under the Amended 2016 Revolving Credit Facility and the 2021 Foreign Asset-Based Term Facility and other factors may affect the Company’s ability to finance its operations both on a short-term and long-term basis. Any material limitation on the borrowing capacity or other material adverse development to the Company’s liquidity could have a material adverse effect on the Company,” the Company’s liquidity has been negatively impacted by global supply chain disruptions, the unavailability of raw materials and cost increases in raw materials, labor and transportation. Although the Company has taken actions to increase its liquidity, if the Company’s anticipated level of revenue is not achieved because of any of the following factors or events: decreased consumer spending in response to the ongoing and prolonged COVID-19 pandemic, including the re-imposition of face mask mandates, lockdowns and other restrictive measures in the United States or globally from time to time; decreased discretionary consumer spending in the short or long-term as a result of macroeconomic headwinds due to high inflation and increased pricing pressure on consumers or a future economic contraction or recession in the United States or globally; weakness in the consumption of beauty products in one or more of the Company’s segments; geopolitical risks such as the ongoing Russia/Ukraine conflict; continued outbreaks of COVID-19 in key global commerce and manufacturing hubs from time to time and the related significant disruptions to the Company’s supply chain resulting from lockdowns and other restrictive measures imposed in such hubs; continued delays at U.S. ports or other modes of transportation and the impact of such delays on the Company’s supply chain or its ability to ship products to customers; any prolonged and/or significant disruptions, shutdowns or closures in the manufacturing facilities of the Company or its key third-party suppliers both within the U.S. and abroad due to COVID-19; continued labor shortages at the Company and within the Company’s supply chain; increasing inflation globally that materially impacts the cost of raw materials, labor and transportation; the inability of the Company to increase prices of its products or otherwise offset cost increases in response to inflationary pressure; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors, decreased advertising, promotional and marketing spending by the Company and/or decreased performance by third-party suppliers, whether due to shortages of raw materials or otherwise; changes in consumer purchasing habits, including with respect to retailer preferences and/or sales channels, such as due to the consumption declines in core beauty categories in the mass retail channel in North America; inventory management by the Company’s customers; space reconfigurations or reductions in display space by the Company’s customers; retail store closures in brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels; changes in pricing, marketing, advertising and/or promotional strategies by the Company’s customers; less than anticipated results from the Company’s existing or new products or from its advertising, promotional, pricing and/or marketing plans; or if the Company’s expenses, including, without limitation, those for pension expense under its benefit plans, capital expenditures, restructuring and severance costs (including, without limitation, for the EA Integration Restructuring Program, the 2018 Optimization Program and the Revlon 2020 Restructuring Program (subsequently renamed during 2021 as RGGA)), acquisition and integration costs, costs related to litigation, advertising, promotional and/or marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise, exceed the anticipated level of expenses, the Company’s current sources of funds may be insufficient to meet its cash requirements. In addition, such developments, if significant, could reduce the Company’s revenues and could have a material adverse effect on Products Corporation’s ability to comply with the terms of the 2016 Credit Agreements, 2020 BrandCo Credit Agreement and/or 2021 Foreign Asset-Based Term Loan Agreement (See also “Risk Factors - Restrictions and covenants in the various debt instruments of the Company’s subsidiaries limit its ability to take certain actions and impose consequences in the event of failure to comply,” which discusses, among other things, the consequences of noncompliance with Products Corporation’s debt covenants.) If the Company’s operating revenues, cash on hand and/or funds that may be available for borrowing are insufficient to cover the Company’s expenses and/or are insufficient to enable Products Corporation and its subsidiaries to comply with the requirements of the 2016 Credit Agreements, 2020 BrandCo Credit Agreement and/or 2021 Foreign Asset-Based Term Agreement, the Company could be required to adopt one or more of the alternatives listed below:
•	delaying the implementation of or revising certain aspects of the Company’s business initiatives;
•	reducing or delaying purchases of wall displays and/or expenses related to the Company’s advertising, promotional and/or marketing activities;
•	reducing or delaying capital spending;
•	implementing new restructuring programs;
•	refinancing Products Corporation’s indebtedness;
•	selling assets or operations;
•	seeking additional capital contributions and/or loans from MacAndrews & Forbes, the Company’s other affiliates and/or third parties;
•	selling additional Revlon equity or debt securities or Products Corporation’s debt securities; and/or
•	reducing other discretionary spending.
The Company may not be able to take any of these actions because of a variety of commercial or market factors or constraints in one or more of Products Corporation’s various debt instruments, including, for example, market conditions being unfavorable for an equity or a debt issuance, additional capital contributions or loans not being available from affiliates and/or third parties, or that the transactions may not be permitted under the terms of one or more of Products Corporation’s various debt instruments then in effect, such as due to restrictions on the incurrence of debt, incurrence of liens, asset dispositions and/or related party transactions. If the Company is required to take any of these actions, it could have a material adverse effect on its business, prospects, results of operations, financial condition and/or cash flows.
Such actions, if ever taken, may not enable the Company to satisfy its cash requirements or enable Products Corporation and its subsidiaries to comply with the terms of the 2016 Credit Agreements, 2020 BrandCo Credit Agreement and/or 2021 Foreign Asset-Based Term Agreement if the actions do not result in sufficient cost reductions or generate a sufficient amount of additional capital, as the case may be. (See also “Risk Factors - Restrictions and covenants in the various debt instruments of the Company’s subsidiaries limit its ability to take certain actions and impose consequences in the event of failure to comply,” which discusses, among other things, the consequences of noncompliance with Products Corporation’s debt covenants.)
Shares of Revlon Class A common stock are pledged to secure the debt of the Company’s affiliates and shares of Products Corporation’s capital stock are pledged to secure various obligations of Revlon and Products Corporation, and foreclosure upon these shares or dispositions of shares of Revlon or Products Corporation could result in the acceleration of debt under Products Corporation’s 2016 Credit Agreements, 2020 BrandCo Facilities, 2021 Foreign Asset-Based Term Facility and/or its 6.25% Senior Notes and could have other consequences.
All of Products Corporation’s shares of common stock are pledged to secure Revlon’s guarantee under the 2016 Credit Agreements and the 2020 BrandCo Facilities. MacAndrews & Forbes has advised the Company that it has pledged shares of Revlon’s Class A common stock to secure certain obligations of MacAndrews & Forbes. Additional shares of Revlon and shares of common stock of intermediate holding companies between Revlon and MacAndrews & Forbes may from time-to-time be pledged to secure obligations of MacAndrews & Forbes. A default under any of these obligations that are secured by the pledged shares could cause a foreclosure with respect to such shares of Revlon’s Class A common stock, Products Corporation’s common stock or stock of intermediate holding companies between Revlon and MacAndrews & Forbes.
A foreclosure upon any such shares of common stock or dispositions of shares of Revlon’s Class A common stock, Products Corporation’s common stock or stock of intermediate holding companies between Revlon and MacAndrews & Forbes that are beneficially owned by MacAndrews & Forbes could, in a sufficient amount, constitute a “change of control” under the 2016 Credit Agreements, the 2020 BrandCo Credit Agreement, the 2021 Foreign Asset-Based Term Agreement, and the 6.25% Senior Notes Indenture. A change of control constitutes an event of default under the 2016 Credit Agreements, the 2020 BrandCo Credit Agreement and the

2021 Foreign Asset-Based Term Agreement that would permit Products Corporation’s and its subsidiaries’ lenders to accelerate amounts outstanding under such facilities. In addition, holders of the 6.25% Senior Notes may require Products Corporation to repurchase their respective notes under those circumstances.
Products Corporation may not have sufficient funds at the time of any such change of control to repay in full or in part the borrowings under the 2016 Credit Agreements, the 2020 BrandCo Facilities and the 2021 Foreign Asset-Based Term Facility and/or to repurchase or redeem some or all of the 6.25% Senior Notes. (See also “Risk Factors - The Company’s ability to service its debt and meet its cash requirements depends on many factors, including achieving anticipated levels of revenue and expenses. If such revenue or expense levels prove to be other than as anticipated, the Company may be unable to meet its cash requirements or Products Corporation may be unable to meet the requirements of the 2016 Credit Agreements, 2020 BrandCo Credit Agreement and/or 2021 Foreign Asset-Based Term Loan Agreement, which could have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.”)
Risks Related to the Company’s Industry, Business and Operations
The ongoing and prolonged COVID-19 pandemic has resulted in significantly decreased net sales for the Company and has had, and could continue to have, a significant adverse effect on the Company’s business, results of operations, financial condition and/or cash flows.
The ongoing and prolonged COVID-19 pandemic has had, and continues to have, a significant adverse effect on the Company’s business around the globe, which could continue for the foreseeable future. The COVID-19 pandemic has adversely impacted net sales in all major commercial regions that are important to the Company’s business. COVID-19’s adverse impact on the global economy has contributed to the imposition of face mask mandates, lockdowns and other significant restrictions in the United States and abroad from time to time; global supply chain disruptions, including manufacturing and transportation delays, due to closures, employee absences, port congestion, labor and container shortages, and shipment delays, increased transportation costs, and shortages in raw materials, tight labor markets and inflationary pressures for a number of industries, including consumer retail, and related consumer products shortages and price increases; closures, bankruptcies and/ or reduced operations of retailers, beauty salons, spas, offices and manufacturing facilities; labor shortages with employers in many industries, including consumer retail, experiencing increased competition to recruit, hire and retain employees; travel and transportation restrictions leading to declines in consumer traffic in key shopping and tourist areas around the globe; and import and export restrictions. These adverse economic conditions have resulted in the general slowdown of the global economy, in turn contributing to a significant decline in net sales within each of the Company’s reporting segments and regions. However, with the roll out of COVID-19 vaccinations in 2021 and the easing of COVID-19 restrictions in the United States and in many of the Company’s key markets around the globe, the Company saw a gradual rebound in consumer spending and consumption in 2021. The Company continues to closely monitor the associated impacts of COVID-19, including the impacts of any new variants of COVID-19 and subsequent “waves” of the pandemic, and will take appropriate actions in an effort to mitigate the COVID-19 pandemic’s negative effects on the Company’s operations and financial results.
In April 2020, the Company took several cost reduction measures designed to mitigate the adverse impact of the ongoing and prolonged COVID-19 pandemic on its net sales, including, without limitation: (i) reducing brand support, as a result of the abrupt decline in retail store traffic; (ii) continuing to monitor the Company’s sales and order flow and periodically scaling down operations and cancelling promotional programs; and (iii) closely managing cash flow and liquidity and prioritizing cash to minimize COVID-19’s impact on the Company’s production capabilities. In April 2020, the Company also implemented various organizational interim measures designed to reduce costs in response to COVID-19, including, without limitation: (i) switching to a reduced work week in the U.S. and in the Company’s international locations and reducing executive and employee compensation in the range of 20% to 40%; (ii) furloughing approximately 40% of the Company’s U.S.-based office-based employees and 30% factory-based employees, as well as employees in a majority of the Company’s other locations; (iii) suspending the Company’s 2020 merit base salary increases, discretionary profit sharing contributions and matching contributions to the Company’s 401(k) plan; (iv) reducing Board and committee compensation by 50% and eliminating Board and committee meeting fees; and (v) suspending or terminating services and payments under consulting agreements with certain directors. During the third quarter of 2020, the Company started to gradually roll back some of these measures especially with regards to some of the employees previously furloughed and/or on a reduced work week. With these measures, including the Revlon 2020

Restructuring Program, the Company achieved cost reductions of approximately $286 million during the year ended December 31, 2020 that have substantially offset the impact of the decline in the Company’s net sales over such period. No such organizational interim measures were taken in 2021 besides the Company’s ongoing Revlon 2020 Restructuring Program. Prolonged reductions in brand support and other investments in the Company’s business could have a material adverse effect on the Company’s results of operations.
From time to time, the ongoing and prolonged COVID-19 pandemic has caused disruptions at the Company and various of its key third-party suppliers’ manufacturing facilities in the United States and abroad which has led to shortages of raw materials, components and finished products. While these disruptions have been temporary, prolonged and/or significant disruptions could cause the Company to be unable to ship products to retailers and consumers and could adversely affect the Company’s net sales. Also, if one or more of the Company’s key customers were required to suspend operations or close for an extended period, the Company might not be able to ship products to them and consumers may decrease their level of purchasing activity, which would adversely impact the Company’s net sales.
In addition, U.S. and/or foreign governmental authorities may from time to time recommend or impose other measures that could cause significant disruptions to the Company’s business operations in the regions most impacted by the coronavirus. The continuation of any of the foregoing events or other unforeseen consequences of the COVID-19 pandemic would continue to significantly adversely affect the Company’s business, results of operations, financial condition and/or cash flows.
The Company's success depends, in part, on the quality, efficacy and safety of its products.
The Company's success depends, in part, on the quality, efficacy and safety of its products. If the Company's products are found or alleged to be defective or unsafe, or if they fail to meet customer or consumer standards, the Company's relationships with its customers or consumers could suffer, the appeal of one or more of the Company's brands could be diminished and the Company could lose sales and/or become subject to liability claims, any of which could have a material adverse effect on the Company's business, prospects, results of operations, financial condition and/or cash flows. For example, the Company is named in lawsuits alleging product liability issues, all of which the Company believes are without merit and defends against vigorously, however, the outcome and impact of these lawsuits, which include cases based on the presence of talc in certain products, cannot be predicted with certainty.
The Company’s success largely depends upon its ability to attract, hire and retain its senior management team, other key employees and a highly skilled and diverse workforce, as well as effectively implement succession planning for its senior management team, and, as such, the Company’s inability to do so could adversely affect the Company’s business, prospects, results of operations, financial condition and/or cash flows.
Continuing to execute the Company’s business initiatives largely depends on the Company’s ability to attract, hire and retain its senior management team, other key employees and a highly skilled and diverse workforce, as well as effectively implement succession planning for its senior management team. The Company has recently experienced increased employee attrition and labor shortages primarily due to COVID-19. The Company’s failure to adequately address increased employee turnover or to maintain an adequate succession plan to effectively transition current management leadership positions and/or the Company’s failure to attract, hire and retain its senior management team, other key employees and a highly skilled and diverse workforce could adversely affect the Company’s institutional knowledge base and/or competitive advantage. If the Company is unable to attract, hire and/or retain talented and highly qualified senior management, other key employees and/or a highly skilled and diverse workforce, or if the Company is unable to effectively provide for the succession of its senior management team, the Company’s business, prospects, results of operations, financial condition and/or cash flows could be adversely affected.
Risks Related to This Offering
MacAndrews & Forbes has the power to direct and control the Company’s business.
MacAndrews & Forbes is beneficially owned by Ronald O. Perelman. Mr. Perelman, through MacAndrews & Forbes, beneficially owned approximately 85.20% of Revlon’s outstanding Class A common stock as of March 31, 2022. As a result, MacAndrews & Forbes is able to control the election of the entire Board of

Directors of Revlon and of Products Corporation’s Board of Directors (as it is a wholly owned subsidiary of Revlon) and controls the vote on all matters submitted to a vote of Revlon’s and Products Corporation’s stockholders, including the approval of mergers, consolidations, sales of some, substantially all or all of the Company’s assets, issuances of capital stock and similar transactions.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.
It is not possible to predict the actual number of shares of our Class A common stock we will sell under the Sale Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sale Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sale Agreement. The number of shares of our Class A common stock that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could adversely affect the trading price of our Class A common stock.
The sale of shares of Class A common stock in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock, or the perception that those shares may be sold, will have on the market price of our Class A common stock.
You may experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock you purchase in this offering.
The offering price per share in this offering may exceed the pro forma net tangible book value per share of our Class A common stock outstanding as of March 31, 2022. Assuming that an aggregate of 3,782,148 shares of our Class A common stock are sold at a price of $6.61 per share, the last reported sale price of our Class A common stock on the New York Stock Exchange on April 21, 2022, for aggregate gross proceeds of approximately $25,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $59.35 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of March 31, 2022 after giving effect to this offering and the assumed offering price. See the section titled “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our Class A common stock offered hereby will be sold in “at the market offerings” and investors who buy shares of our Class A common stock at different times will likely pay different prices.
Investors who purchase shares of our Class A common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our Class A common stock. Many factors could have an impact on the market price of our Class A common stock, including the factors described above and in the accompanying prospectus and those disclosed under “Risk Factors” in our 2021 Form 10-K as updated in subsequent reports filed with the SEC.
The price of our Class A common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Class A common stock in this offering.
Our stock price has experienced significant volatility over the course of the last twelve months, from a low of $6.56 on April 21, 2022 and a high of $17.65 on June 8, 2021, and is likely to continue to be volatile and fluctuate substantially. Global stock markets in general have recently experienced extreme volatility primarily as a result of COVID-19 and other geopolitical and macroeconomic headwinds. As a result of this volatility, you may not be able to sell your shares of Class A common stock purchased in this offering at or above the price you paid for such shares. The market price for our Class A common stock may be influenced by many factors, including the factors described herein and under the caption “Risk Factors” in our and under the caption “Statements Regarding Forward-Looking Information” in this prospectus supplement.
In the past, following periods of extreme volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources.
We do not expect to pay any dividends in the foreseeable future.
In 2019, 2020 and 2021, we have not paid dividends on our Class A common stock and we do not currently intend to pay dividends on our Class A common stock. We intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Class A common stock may be your sole source of gain for the foreseeable future.

USE OF PROCEEDS
We may issue and sell shares of our Class A common stock having an aggregate offering price of up to $25.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.
We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases. In order to meet the continued demand for the Company's products, some or all of the net proceeds from this offering may be used to help alleviate supply chain disruptions previously disclosed by the Company.
We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

DILUTION
If you purchase shares of our Class A common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Class A common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Class A common stock issued and outstanding as of March 31, 2022.
Our historical net tangible book value at March 31, 2022 was approximately $(3,084.0) million or approximately $(56.84) per share of our Class A common stock. After giving effect to the sale of our shares of Class A common stock in the aggregate amount of $25,000,000 in this offering, at an assumed offering price of $6.61 per share, the last reported sale price of our Class A common stock on the New York Stock Exchange on April 21, 2022, and after deducting estimated offering expenses and commissions payable by us, our adjusted net tangible book value as of March 31, 2022 would have been approximately $(3,060.5) million, or approximately $(52.74) per share of our Class A common stock. This represents an immediate increase in the net tangible book value of $4.11 per share of our Class A common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $59.35 per share of our Class A common stock to new investors. The following table illustrates per share dilution:
Assumed public offering price per share	$6.61
Net tangible book value per share as of March 31, 2022	$(56.84)
Increase in net tangible book value per share attributable to this offering	$4.11
Adjusted net tangible book value per share as of March 31, 2022, after giving effect to this offering	$(52.74)
Dilution per share to new investors purchasing shares in this offering	$59.35
The table above assumes for illustrative purposes that an aggregate of 3,782,148 shares of our Class A common stock are sold at a price of $6.61 per share, the last reported sale price of our Class A common stock on the New York Stock Exchange on April 21, 2022, for aggregate gross proceeds of $25,000,000. The shares of Class A common stock sold in this offering, if any, will be sold from time to time at various prices.
•
An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $6.61 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $25,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $(53.19) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $60.80 per share, after deducting estimated offering expenses and commissions payable by us.

•
A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $6.61 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $25,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $(52.13) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $57.74 per share, after deducting estimated offering expenses and commissions payable by us. This information is supplied for illustrative purposes only.

Unless we indicate otherwise, all information in this prospectus supplement is based on 54,254,019 shares of Class A common stock outstanding as of March 31, 2022.
To the extent that other shares of Class A common stock are issued, investors purchasing shares of Class A common stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the Sale Agreement with Jefferies, under which we may offer and sell up to $25,000,000 of our shares of Class A common stock from time to time through Jefferies acting as agent. Sales of our shares of Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act (including, without limitation, privately-negotiated transactions or block transactions). Jefferies may also act as a principal in a sales transaction.
Each time we wish to issue and sell our shares of Class A common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our shares of Class A common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3% of the aggregate gross proceeds we receive from each sale of our shares of Class A common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sale Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $725,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on the New York Stock Exchange on the day following each day on which our shares of Class A common stock are sold under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our shares of Class A common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of Class A common stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of Class A common stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein. We and Jefferies may each terminate the Sale Agreement at any time upon ten trading days’ prior notice.
This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement.
Jefferies currently acts as our financial advisor with respect to certain matters, and Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities. An affiliate of Jefferies is the administrative agent and collateral agent under certain of our debt agreements.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.
LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters will be passed upon for Jefferies by Paul Hastings LLP, New York, New York.
EXPERTS
The consolidated financial statements of Revlon, Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264032
PROSPECTUS
$75,000,000

Debt Securities
Preferred Stock
Class A Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units
This prospectus contains a general description of the securities, or any combination thereof, that we may offer for sale from time to time with an aggregate initial offering price of up to $75,000,000 (or the equivalent in foreign currencies) and on other terms to be determined at the time of the offering. The specific terms of the securities will be contained in one or more supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
The securities will be issued by Revlon, Inc.
The Class A common stock of Revlon, Inc. is listed on the New York Stock Exchange under the trading symbol “REV.” We are not registering, offering for sale or issuing hereby any Class B common stock of Revlon, Inc. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 11 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 8, 2022.

i

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on Revlon, Inc. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement on Form S-3 that Revlon, Inc., a Delaware corporation, which is also referred to as “Revlon,” “the Company,” “our company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, Revlon, Inc. may offer and sell from time to time, any or a combination of the following, with an aggregate initial offering price of up to $75,000,000 (or the equivalent in foreign currencies), in one or more series, which we refer to in this prospectus as the “securities”:
•	debt securities,
•	preferred stock,
•	Class A common stock,
•	depositary shares,
•	warrants,
•	purchase contracts, and
•	units.
The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and our agents reserve the sole right to accept and to reject, in whole or in part, any offer.
The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.
Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION
Revlon files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the “Revlon Investor Relations” section of our website at http://investors.revlon.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation by Reference” below, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document. You can also obtain information about Revlon at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE
In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC, except for any portion of such document that is deemed furnished and not filed:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022, and the information included in Part III of Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on March 31, 2022 (together, the “2021 Form 10-K”);

•	Our Current Report on Form 8-K, filed with the SEC on March 31, 2022; and
•
The description of our Class A Common Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed as Exhibit 4.29 to our 2021 Form 10-K, and any amendment or report filed for the purpose of updating any such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The information contained on or accessible through our website (http://www.revlon.com) is not incorporated into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Revlon at the following address (or email address):
Revlon, Inc.
Attn: Penny Tehrani-Littrell, Esq
Acting General Counsel and Corporate Secretary
One New York Plaza
New York, NY 10004
Telephone: (212) 527-4000
penny.tehrani@revlon.com
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize, any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
This registration statement well as the Company’s other public documents and statements, may contain forward-looking statements that involve risks and uncertainties, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the beliefs, expectations, estimates, projections, assumptions, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers, focus and intents of the Company’s management. While the Company believes that its estimates and assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known and unknown factors, and, of course, it is impossible for the Company to anticipate all factors that could affect its results. The Company’s actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company’s expectations, plans and estimates (whether qualitative or quantitative) as to:
(i)	the Company’s future financial performance and/or sales growth;
(ii)
the effect on sales of decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty products in one or more of the Company’s segments, whether due to COVID-19 or otherwise; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors and/or decreased performance by third-party suppliers, whether due to shortages of raw materials or otherwise, changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to the continuing consumption declines in core beauty categories in the mass retail channel in North America; inventory management by the Company’s customers; inventory de-stocking by certain retail customers; space reconfigurations or reductions in display space by the Company’s customers; retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels; changes in pricing, marketing, advertising and/or promotional strategies by the Company’s customers; less than anticipated results from the Company’s existing or new products or from its advertising, promotional, pricing and/or marketing plans; or if the Company’s expenses, including, without limitation, for the purchase of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company’s restructuring programs, severance not otherwise included in the Company’s restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, additional debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise, exceed the anticipated level of expenses;

(iii)
the Company’s belief that continuing to execute its business initiatives could include taking advantage of additional opportunities to reposition, repackage or reformulate one or more brands or product lines, launching additional new products, acquiring businesses or brands (including through licensing transactions, if any), divesting or discontinuing non-core business lines (which may include exiting certain territories), further refining its approach to retail merchandising and/or taking further actions to optimize its manufacturing, sourcing and organizational size and structure, any of which, the intended purpose would be to create value through improving the Company’s financial performance, could result in the Company making investments and/or recognizing charges related to executing against such opportunities, which activities may be funded with operating revenues, cash on hand, funds available under the Amended 2016 Revolving Credit Facility (as defined in the 2021 Form 10-K), other permissible borrowings and/or other permitted additional sources of capital, which actions could increase the Company’s total debt;

(iv)
the Company’s plans to remain focused on its 3 key strategic pillars to drive its future success and growth, including (1) strengthening its iconic brands through innovation and relevant product portfolios; (2) building its capabilities to better communicate and connect with its consumers through media channels where they spend the most time; and (3) ensuring availability of its products where consumers shop, both in-store and increasingly online;

(v)	the effect of restructuring activities, restructuring costs and charges, the timing of restructuring payments and the benefits from such activities;
(vi)
the Company’s expectation that operating revenues, cash on hand and funds that may be available from time to time for borrowing under the Amended 2016 Revolving Credit Facility (as defined in the 2021 Form 10-K), and other permissible borrowings will be sufficient to enable the Company to cover its operating expenses for 2022, including the cash requirements referred to in item (viii) below, and the Company’s belief that (a) it has and will have sufficient liquidity to meet its cash needs for at least the next 12 months based upon the cash generated by its operations, cash on hand, availability under the Amended 2016 Revolving Credit Facility (as defined in the 2021 Form 10-K), and other permissible borrowings, along with the option to further settle intercompany loans and payables with certain foreign subsidiaries, and that such cash resources will be further enhanced as the Company implements cost reductions from its cost control initiatives, as well as funds provided by selling certain assets in connection with the Company’s ongoing Strategic Review (as defined in the 2021 Form 10-K), and (b) restrictions and/or taxes on repatriation of foreign earnings will not have a material effect on the Company’s liquidity during such period;

(vii)
the Company’s expected principal sources of funds, including operating revenues, cash on hand and funds available for borrowing under the Amended 2016 Revolving Credit Facility (as defined in the 2021 Form 10-K), and other permissible borrowings, as well as the availability of funds from the Company taking certain measures, including, among other things, reducing discretionary spending and the Company’s expectation to generate additional liquidity from cost reductions resulting from its cost reduction initiatives, as well as funds provided by selling certain assets in connection with the Company’s ongoing Strategic Review (as defined in the 2021 Form 10-K);

(viii)
the Company’s expected principal uses of funds, including amounts required for payment of operating expenses including in connection with the purchase of permanent wall displays; capital expenditure requirements; debt service payments and costs; cash tax payments; pension and other post-retirement benefit plan contributions; payments in connection with the Company’s restructuring programs; severance not otherwise included in the Company’s restructuring programs; business and/or brand acquisitions (including, without limitation, through licensing transactions), if any; debt and/or equity repurchases, if any; costs related to litigation; and payments in connection with discontinuing non-core business lines and/or exiting and/or entering certain territories and/or channels of trade (including, without limitation, that the Company may also, from time-to-time, seek to retire or purchase its outstanding debt obligations and/or equity in open market purchases, block trades, privately negotiated purchase transactions or otherwise and may seek to refinance some or all of its indebtedness based upon market conditions and that any such retirement or purchase of debt and/or equity may be funded with operating cash flows of the business or other sources and will depend upon prevailing market conditions, liquidity requirements, contractual restrictions and other factors, and the amounts involved may be material); and its estimates of the amount and timing of such operating and other expenses;

(ix)	matters concerning the impact on the Company from changes in interest rates and foreign exchange rates;
(x)
the Company’s expectation to efficiently manage its working capital, including, among other things, initiatives intended to optimize inventory levels over time; centralized procurement to secure discounts and efficiencies; prudent management of trade receivables, accounts payable and controls on general and administrative spending; and the Company’s belief that in the ordinary course of business, its source or use of cash from operating activities may vary on a quarterly basis as a result of a number of factors, including the timing of working capital flows;

(xi)	the Company’s expectations regarding its future net periodic benefit cost for its U.S. and international defined benefit plans;
(xii)
the Company’s expectation that its tax provision and effective tax rate in any individual quarter and year-to-date period will vary and may not be indicative of the Company’s tax provision and effective tax rate for the full year and the Company’s expectations regarding whether it will be required to establish additional valuation allowances on its deferred tax assets;

(xiii)
the Company’s belief that the outcome of all pending legal proceedings in the aggregate is not reasonably likely to have a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows, but that in light of the uncertainties involved in legal proceedings generally, the ultimate outcome of a particular matter could be material to the Company’s operating results for a particular period depending on, among other things, the size of the loss or the nature of the liability imposed and the level of the Company’s income for that particular period; and

(xiv)	the Company’s plans to explore certain strategic transactions pursuant to the Strategic Review.
Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language such as “estimates,” “objectives,” “visions,” “projects,” “forecasts,” “focus,” “drive towards,” “plans,” “targets,” “strategies,” “opportunities,” “assumptions,” “drivers,” “believes,” “intends,” “outlooks,” “initiatives,” “expects,” “scheduled to,” “anticipates,” “seeks,” “may,” “will” or “should” or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategies, targets, long-range plans, models or intentions. Forward-looking statements speak only as of the date they are made, and except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Investors are advised, however, to consult any additional disclosures the Company made or may make in the Company’s 2021 Form 10-K and in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC (which, among other places, can be found on the SEC’s website at http://www.sec.gov, as well as on the Company’s corporate website at www.revloninc.com). Except as expressly set forth in this registration statement, the information available from time-to-time on such websites shall not be deemed incorporated by reference into this registration statement. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. (See also Item 1A. “Risk Factors” in the 2021 Form 10-K for further discussion of risks associated with the Company’s business). In addition to factors that may be described in the Company’s filings with the SEC, including this filing, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by the Company:
(i)
unanticipated circumstances or results affecting the Company’s financial performance and or sales growth, including: greater than anticipated levels of consumers choosing to purchase their beauty products through e-commerce and other social media channels and/or greater than anticipated declines in the brick-and-mortar retail channel, or either of those conditions occurring at a rate faster than anticipated; the Company’s inability to address the pace and impact of the new commercial landscape, such as its inability to enhance its e-commerce and social media capabilities and/or increase its penetration of e-commerce and social media channels; the Company’s inability to drive a successful long-term omni-channel strategy and significantly increase its e-commerce penetration; difficulties, delays and/or the Company’s inability to (in whole or in part) develop and implement effective content to enhance its online retail position, improve its consumer engagement across social media platforms and/or transform its technology and data to support efficient management of its digital infrastructure; the Company incurring greater than anticipated levels of expenses and/or debt to facilitate the foregoing objectives, which could result in, among other things, less than anticipated revenues and/or profitability; decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty products in one or more of the Company’s segments, whether attributable to COVID-19 or otherwise; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors; decreased performance by third-party suppliers, whether due to COVID-19, shortages of raw materials or otherwise; and/or supply disruptions at the Company’s manufacturing facilities, whether attributable to COVID-19 or shortages of raw materials, components, and labor, or transportation constraints or otherwise; changes in consumer preferences, such as reduced consumer demand for the Company’s color cosmetics and other current products, including new product launches; changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to the continuing consumption declines in core beauty categories in the mass retail channel in North America, whether attributable to COVID-19 or otherwise; lower than expected customer acceptance or consumer acceptance of, or less than anticipated results from, the Company’s existing or new products, whether attributable to COVID-19 or otherwise; higher than expected retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels, whether attributable to COVID-19 or otherwise; higher than expected purchases of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company’s restructuring programs, severance not otherwise included in the Company’s restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise or lower than expected results from the Company’s advertising, promotional, pricing and/or marketing plans, whether attributable to COVID-19 or otherwise; decreased sales of the Company’s existing or new products, whether attributable to COVID-19 or otherwise; actions by the Company’s customers, such as greater than expected inventory management and/or de-stocking, and greater than anticipated space reconfigurations or reductions in display space and/or product discontinuances or a greater than expected impact from pricing, marketing, advertising and/or promotional strategies by the Company’s customers, whether attributable to COVID-19 or otherwise; and changes in the competitive environment and actions by the Company’s competitors, including, among other things, business combinations, technological breakthroughs, implementation of new pricing strategies, new product offerings, increased advertising, promotional and marketing spending and advertising, promotional and/or marketing successes by competitors;
(ii)
in addition to the items discussed in (i) above, the effects of and changes in economic conditions (such as volatility in the financial markets, whether attributable to COVID-19 or otherwise, inflation, increasing interest rates, monetary conditions and foreign currency fluctuations, tariffs, foreign currency controls and/or government-mandated pricing controls, as well as in trade, monetary, fiscal and tax policies in international markets), political conditions (such as military actions and terrorist activities) and natural disasters;

(iii)
unanticipated costs or difficulties or delays in completing projects associated with continuing to execute the Company’s business initiatives or lower than expected revenues or the inability to create value through improving the Company’s financial performance as a result of such initiatives, including lower than expected sales, or higher than expected costs, including as may arise from any additional repositioning, repackaging or reformulating of one or more brands or product lines, launching of new product lines, including higher than expected expenses, including for sales returns, for launching its new products, acquiring businesses or brands (including through licensing transactions, if any), divesting or discontinuing non-core business lines (which may include exiting certain territories or converting the Company’s go-to-trade structure in certain countries to other business models), further refining its approach to retail merchandising and/or difficulties, delays or increased costs in connection with taking further actions to optimize the Company’s manufacturing, sourcing, supply chain or organizational size and structure (including difficulties or delays in and/or the Company’s inability to optimally implement its restructuring programs and/or less than expected benefits from such programs and/or more than expected costs in implementing such programs, which could cause the Company not to realize the projected cost reductions), as well as the unavailability of cash generated by operations, cash on hand and/or funds under the Amended 2016 Revolving Credit Facility (as defined in the 2021 Form 10-K), and/or other permissible borrowings and/or from other permissible additional sources of capital to fund such potential activities, as well as the unavailability of funds due to potential mandatory repayment obligations under the 2021 Foreign Asset-Based Term Facility (as defined in the 2021 Form 10-K);

(iv)
difficulties, delays in or less than expected results from the Company’s efforts to execute on its 3 key strategic pillars to drive its future success and growth, including, without limitation: (1) less than effective new product development and innovation, less than expected acceptance of its new products and innovations by the Company’s consumers and/or customers in one or more of its segments and/or less than expected levels of execution vis-à-vis its new product launches with its customers in one or more of its segments or regions, in each case whether attributable to COVID-19 or otherwise; (2) less than expected levels of advertising, promotional and/or marketing activities for its new product launches, less than expected acceptance of its advertising, promotional, pricing and/or marketing plans and/or brand communication by consumers and/or customers in one or more of its segments, less than expected investment in advertising, promotional and/or marketing activities or greater than expected competitive investment, in each case whether attributable to COVID-19 or otherwise; and/or (3) difficulties or disruptions impacting the Company’s ability to ensure availability of its products where consumers shop, both in-store and increasingly online, including, without limitation, difficulties with, delays in or the inability to achieve the Company’s expected results, such as due to, among other things, the Company’s business experiencing greater than anticipated disruptions due to COVID-19 related uncertainty or other related factors making it more difficult to maintain relationships with employees, business partners or governmental entities and/or other unanticipated circumstances, trends or events affecting the Company’s financial performance, including decreased consumer spending in response to the COVID-19 pandemic and related conditions and restrictions, weaker than expected economic conditions due to the COVID-19 pandemic and its related restrictions and conditions continuing for periods longer than currently estimated, or other weakness in the consumption of beauty-related products, lower than expected acceptance of the Company’s new products, adverse changes in foreign currency exchange rates, decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors, the unavailability of one or more forms of additional credit in the current capital markets and/or decreased performance by third party suppliers;
(v)
difficulties, delays or unanticipated costs or charges or less than expected cost reductions and other benefits resulting from the Company’s restructuring activities, higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than expected additional sources of liquidity from such initiatives;

(vi)
lower than expected operating revenues, cash on hand and/or funds available under the Amended 2016 Revolving Credit Facility (as defined in the 2021 Form 10-K), and/or other permissible borrowings or generated from cost reductions resulting from the implementation of cost control initiatives, and/or from selling certain assets in connection with the Company’s ongoing Strategic Review (as defined in the 2021 Form 10-K); higher than anticipated operating expenses, such as referred to in clause (viii) below; and/or less than anticipated cash generated by the Company’s operations or unanticipated restrictions or taxes on repatriation of foreign earnings;

(vii)
the unavailability of funds under the Amended 2016 Revolving Credit Facility (as defined in the 2021 Form 10-K), and/or other permissible borrowings; the unavailability of funds under the 2021 Foreign Asset-Based Term Facility (as defined in the 2021 Form 10-K), such as due to reductions in the applicable borrowing base that could require certain mandatory prepayments; the unavailability of funds from difficulties, delays in or the Company’s inability to take other measures, such as reducing discretionary spending and/or less than expected liquidity from cost reductions resulting from the implementation of its restructuring programs and from other cost reduction initiatives, and/or from selling certain assets in connection with the Company’s ongoing Strategic Review (as defined in the 2021 Form 10-K);

(viii)
higher than expected operating expenses, such as higher than expected purchases of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company’s restructuring programs, severance not otherwise included in the Company’s restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, additional debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise;

(ix)	unexpected significant impacts on the Company from changes in interest rates or foreign exchange rates;
(x)	difficulties, delays or the inability of the Company to efficiently manage its cash and working capital;
(xi)
lower than expected returns on pension plan assets and/or lower discount rates, which could result in higher than expected cash contributions, higher net periodic benefit costs and/or less than expected net periodic benefit income;

(xii)
unexpected significant variances in the Company’s tax provision, effective tax rate and/or unrecognized tax benefits, such as due to the issuance of unfavorable guidance, interpretations, technical clarifications and/or technical corrections legislation by the U.S. Congress, the U.S. Treasury Department or the IRS, unexpected changes in foreign, state or local tax regimes in response to the Tax Act (as defined in the 2021 Form 10-K), and/or changes in estimates that may impact the calculation of the Company’s tax provisions, as well as changes in circumstances that could adversely impact the Company’s expectations regarding the establishment of additional valuation allowances on its deferred tax assets;

(xiii)
unanticipated adverse effects on the Company’s business, prospects, results of operations, financial condition and/or cash flows as a result of unexpected developments with respect to the Company’s legal proceedings; and/or

(xiv)
difficulties or delays that could affect the Company’s ability to consummate one or more transactions pursuant to the Strategic Review (as defined in the 2021 Form 10-K), such as due to the Company’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors.

Factors other than those listed above could also cause the Company’s results to differ materially from expected results. This discussion is provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

THE COMPANY
Revlon, Inc. (“Revlon” and together with its subsidiaries, the “Company”) conducts its business exclusively through its direct wholly-owned operating subsidiary, Revlon Consumer Products Corporation (“Products Corporation”) and its subsidiaries. Revlon is an indirect majority-owned subsidiary of MacAndrews & Forbes Incorporated (together with certain of its affiliates other than the Company, “MacAndrews & Forbes”), a corporation beneficially owned by Ronald O. Perelman. Mr. Perelman is Chairman of Revlon’s and Products Corporation’s Board of Directors.
The Company was founded over 90 years ago by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors. Today, the Company continues Revson’s legacy by producing and marketing innovative products that address consumers’ wants and needs for beauty and personal care products.
The Company is a leading global beauty company with an iconic portfolio of brands. The Company develops, manufactures, markets, distributes and sells worldwide an extensive array of beauty and personal care products, including color cosmetics, hair color, hair care and hair treatments, fragrances, skin care, beauty tools, men’s grooming products, anti-perspirant deodorants and other beauty care products across a variety of distribution channels. The Company is entrepreneurial, agile and boldly creative, with a passion for beauty. The Company has a diverse portfolio of iconic brands that it continues to evolve and transform, with the goal of inspiring and attracting consumers around the world wherever and however they shop for beauty. The Company is committed to operating as an ethical business and driving sustainable and responsible growth.
For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”
Our principal executive office is located at One New York Plaza, New York, NY 10004, Telephone (212) 527-4000.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section herein entitled “Statements Regarding Forward-Looking Information.”

USE OF PROCEEDS
We will use the net proceeds we receive from the sale of the securities offered by us for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases. Some or all of the net proceeds from any capital raise may be used to manage and help alleviate the supply chain disruptions that have been previously disclosed by the Company and that have impacted the Company’s ability to meet customer demand for its products.

DESCRIPTION OF THE DEBT SECURITIES
General
The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.
Our debt securities may be issued from time to time in one or more series. The senior debt securities will be issued from time to time in series under an indenture to be entered into by us and U.S. Bank Trust Company, National Association, as Senior Indenture Trustee (as amended or supplemented from time to time, the “senior indenture”). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into by us and U.S. Bank Trust Company, National Association, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “Ranking and Subordination – Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.
The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, each of which is incorporated by reference as an exhibit or filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.
The indentures do not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.
The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:
•	the designation and issue date of the debt securities;
•	the date or dates on which the principal of the debt securities is payable;
•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest;
•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;
•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;
•
the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which and the terms and conditions upon which the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities (a “Holder”);

•
the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a Holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•
provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the Holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s Class A common stock or other securities and, if such debt securities are convertible into the Company’s Class A common stock or other Marketable Securities (as defined in the indentures), the conversion price;

•
if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•
if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a Holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•
if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•
provisions, if any, related to the exchange of the debt securities, at the option of the Holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•
the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “– Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;
•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and
•	any other specific terms.
We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing Holders of securities of that series.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to Holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in the continental United States. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination
Ranking
The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. The subordinated debt securities will be our unsecured, subordinated obligations.
The debt securities will effectively rank junior in right of payment to any of our existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our subsidiaries. The indentures do not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our subsidiaries.
Subordination
If issued, the indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, Holders of our subordinated debt securities may receive less, ratably, than Holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•
all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;
•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;
•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours to which we are a party, including Indebtedness For Borrowed Money, constitute Senior Indebtedness for purposes of the subordinated indenture.
Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants
Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms
The indentures provide that we will not consolidate with or merge into any other Person or convey or transfer our properties and assets substantially as an entirety to any Person, unless:
(1)
the Person formed by such consolidation or into which our company is merged or the Person which acquires by conveyance or transfer the properties and assets of our company substantially as an entirety shall be organized and existing under the laws of the United States of America or any state of the United States or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of our company to be performed or observed;

(2)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)
we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of our company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which our company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of our company under the applicable indenture with the same effect as if such successor had been named as our company in the applicable indenture. In the event of any such conveyance or transfer, our company, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.
Subject to the foregoing, the indentures and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.
Any additional covenants of our company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.
Certain Definitions
The following are certain of the terms defined in the indentures:
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of capital stock or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.
“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.
“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

“Material Subsidiary” means any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our Consolidated Net Worth.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.
Optional Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on or after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities any series, we must also pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.
Satisfaction and Discharge
Each indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities of a series, when:
(1)	Either:
(a)
all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
all of the applicable series off debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount in the required currency sufficient to pay and discharge the entire Indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit or to the stated maturity or redemption date, as the case may be;

(2)	we have paid all other sums payable under the indenture by us with regard to the debt securities of such series; and
(3)
we have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Defeasance
Each indenture provides that we, at our option,
(a)
will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b)	need not comply with the covenants described above under “– Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.
To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a Discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.
In addition, we are required to deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.
Events of Default, Notice and Waiver
Each indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.
“Events of Default” in respect of any series are defined in the indentures as being:
•	default for 30 days in payment of any interest installment with respect to such series;
•
default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•
default for 90 days after written notice to us by the Trustee thereunder or by Holders of 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•
certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.
Each indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series. Each indenture contains provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the Holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of Holders of such debt securities.

Each indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.
In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.
Each indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.
Modification of the Indentures
We and the Trustee may, without the consent of the Holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:
(1)	to evidence the succession of another Person to us and the assumption by such successor of our company’s obligations under the applicable indenture and the debt securities of any series;
(2)	to add to the covenants of our company, or to surrender any rights or powers of our company, for the benefit of the Holders of debt securities of any or all series issued under such indenture;
(3)
to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture or to conform the text of the indenture or the debt securities to this description of notes or the description of notes in an applicable prospectus supplement;

(4)
to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the “Act,” excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)
to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the Holders of debt securities;

(6)
to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;
(8)
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;
(10)	to secure any series of debt securities pursuant to the applicable indenture’s limitation on liens;
(11)
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act or to comply with the rules of any applicable securities depository; and

(12)	to make any other change that does not adversely affect the rights of the Holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series issued under the same indenture in any material respect.
Each indenture contains provisions permitting us and the Trustee under such indenture, with the consent of the Holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of affected debt securities, among other things:
(1)
change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2)
reduce the percentage in principal amount of any such debt securities the consent of whose Holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3)
modify any of the provisions of the applicable indenture related to (i) the requirement that the Holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of Holders required to make such amendments or grant such waivers; or

(4)
impair or adversely affect the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the Holders of any series of subordinated debt securities without the consent of each Holder of subordinated debt securities that would be adversely affected.
Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.
The Trustee
U.S. Bank Trust Company, National Association is the Trustee under each indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.
Governing Law
The indentures will be governed by, and construed in accordance with, the laws of the State of New York.
Global Securities
We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.
We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account Holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.
We and the Trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE CAPITAL STOCK
Capital Stock
Our authorized capital stock consists of (a) 900,000,000 shares of Class A common stock, par value $0.01 per share, (b) 200,000,000 shares of Class B common stock, par value $0.01 per share and (c) 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 1, 2022, we had (a) approximately 53,696,987 shares of Class A common stock outstanding, (b) no shares of Class B common stock outstanding and (c) no shares of preferred stock outstanding.
Class A Common Stock and Class B Common Stock
Voting. Each share of Class A common stock entitles the holder thereof to one vote for each share of Class A common stock and each share of Class B common stock entitles the holder thereof to ten votes for each share of Class B common stock, in each case, at each annual or special meeting of our stockholders, in the case of any written consent of stockholders in lieu of a meeting and for all other purposes on all matters being voted on by our stockholders. The holders of Class A common stock and Class B common stock vote as a single class on all matters submitted to a vote of our stockholders, except as otherwise provided by law. Neither the holders of Class A common stock nor the holders of Class B common stock have cumulative voting rights, preemptive rights or subscription rights.
Dividends. The holders of shares of Class A common stock and Class B common stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of assets or funds legally available for that purpose, subject to the rights of the holders of any series of preferred stock (if any), and any other provision of our certificate of incorporation. Our certificate of incorporation provides that if at any time a dividend or other distribution in cash, stock or other property is paid on Class A common stock or Class B common stock, a like dividend or other distribution in cash, stock or other property will also be paid on the Class B common stock or Class A common stock, as the case may be, in an equal amount per share; provided that, if shares of Class A common stock (or other voting securities or options, warrants, or other securities convertible or exchangeable for shares of Class A common stock) are paid on Class A common stock and shares of Class B common stock (or other voting securities or options, warrants, or other securities convertible or exchangeable for shares of Class B common stock, as applicable) are paid on Class B common stock in an equal amount per share of Class A common stock and Class B common stock (and vice versa), such payment will be deemed to be a like dividend or other distribution notwithstanding the fact that the voting securities paid on the Class B common stock may have ten times the number of votes as the voting securities paid on the Class A common stock.
We are a holding company with no business operations of its own. Our only material asset is all of the outstanding capital stock of Products Corporation, our wholly-owned operating subsidiary. We are dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay its expenses incidental to being a public holding company. Products Corporation may not generate sufficient cash flow to pay dividends or distribute funds to us because, for example, Products Corporation may not generate sufficient cash flow or net income or state laws may restrict or prohibit Products Corporation from issuing dividends or making distributions unless Products Corporation has sufficient surplus or net profits, which Products Corporation may not have. The debt instruments of Products Corporation may limit or prohibit dividends or distributions to the Company.
Stock Splits. In the case of any split, subdivision, combination or reclassification of shares of Class A common stock or Class B common stock, the shares of Class B common stock or Class A common stock, as the case may be, must also be split, subdivided, combined or reclassified so that the number of shares of Class A common stock and Class B common stock outstanding immediately following such split, subdivision, combination or reclassification will bear the same relationship to each other as did the number of shares of Class A common stock and Class B common stock outstanding immediately prior to such split, subdivision, combination or reclassification.
Liquidation or Dissolution. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of Class A common stock and the holders of shares of Class B common stock are entitled to receive the assets and funds of the Company available for distribution, after payments to creditors and to the holders of any preferred stock (if any) that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

Mergers, consolidations, etc. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, in each case with a third party that is not (and was not at the commencement of such transaction or any related transaction) an affiliate of the Company, in which any consideration is to be received by the holders of Class A common stock or the holders of Class B common stock, the holders of Class A common stock and the holders of Class B common stock will receive the same consideration on a per share basis. However, if such consideration consists of any voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Class B common stock may receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Class A common stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities to be received by the holders of Class A common stock may be converted or exchanged). For the avoidance of doubt, the foregoing requirements are not applicable to a transaction pursuant to which MacAndrews & Forbes Holdings Inc. or its affiliates do not sell or otherwise dispose of their interests in us but acquire or cause to be acquired the interests of our other common stockholders (other than transfers among MacAndrews & Forbes Holdings Inc. or any of its affiliates).
Transfers of Class B common stock. Our certificate of incorporation provides that no person holding record or beneficial ownership of shares of Class B common stock, (each referred to in this prospectus as a “Class B Holder”), may transfer, and we will not register the transfer of, such shares of Class B common stock, except to a permitted transferee of such Class B Holder. A permitted transferee of, for example, a stockholder that is a corporation, is defined to include, among other things, a corporation, limited liability company or partnership controlled by such Class B Holder and other specified affiliates of a Class B Holder. In certain circumstances set forth in our certificate of incorporation, changes in ownership or control of a Class B Holder will also result in the conversion of such holder’s Class B common stock into Class A common stock. Our certificate of incorporation also provides that we will not register the transfer of any shares of Class B common stock unless the transferee and the transferor of such Class B common stock have furnished such affidavits and other proof as we reasonably may request to establish that the proposed transferee is a permitted transferee. In addition, upon any purported transfer of shares of Class B common stock not permitted under our certificate of incorporation, all shares of Class B common stock purported to be transferred will be deemed to be converted into shares of Class A common stock, and stock certificates formerly representing such shares of Class B common stock will from that time be deemed to represent the number of shares of Class A common stock as equals the number of shares of Class A common stock into which such shares of Class B common stock could be converted pursuant to our certificate of incorporation.
Conversion of Class B common stock. Our certificate of incorporation provides that in the event that the aggregate number of shares of Class B common stock and Class A common stock held by the Class B Holders and their permitted transferees issued and outstanding at any time shall constitute less than ten percent of the total combined number of shares of Class A common stock and Class B common stock issued and outstanding at such time, then, without further action on the part of the Class B Holder or us, all shares of Class B common stock then issued and outstanding will be deemed to be converted into shares of Class A common stock, and stock certificates formerly representing such shares of Class B common stock will from that time be deemed to represent such number of shares of Class A common stock as equals the number of shares of Class A common stock into which such shares of Class B common stock could be converted pursuant to our certificate of incorporation. In addition, each share of Class B common stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A common stock at any time.
Future Issuances. Any future issuance of additional authorized shares of Class A common stock or Class B common stock, may, among other things, dilute the earnings per share of the Class A common stock and the Class B common stock and the equity and voting rights of those stockholders holding Class A common stock or Class B common stock at the time the additional shares are issued.
Controlling Stockholder. As of March 1, 2022, MacAndrews & Forbes Incorporated (together with certain of its affiliates, other than the Company and its subsidiaries, “M&F”) beneficially owns 46,223,321 shares of Class A common stock, representing approximately 86.08% of the voting power of our common stock. As a result, M&F is able to elect our entire board of directors and control the vote on all matters submitted to a vote of our common stockholders.

In addition, M&F has advised us that it has pledged shares of Class A common stock to secure certain obligations of M&F. A default under any of these obligations that are secured by the pledged shares could cause a foreclosure with respect to such shares of Class A common stock. A foreclosure upon any such shares of Class A common stock or dispositions of shares of Class A common stock, Products Corporation’s common stock or stock of intermediate holding companies between the Company and M&F that are beneficially owned by M&F could, in a sufficient amount, constitute a “change of control” under certain of our subsidiaries’ agreements respecting indebtedness. A change of control constitutes an event of default under such agreements, which would permit the lenders thereunder to accelerate amounts outstanding under such facilities or require the repayment or repurchase of such indebtedness under those circumstances.
Preferred Stock. We are authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our restated certificate of incorporation, to designate one or more series of preferred stock and to fix the number of shares to be included in each such series and the rights, powers (including voting powers) and preferences, and the qualifications, limitations and restrictions thereof, of each such series, without any further vote or action by our stockholders. The issuance of preferred stock may have the effect of delaying, deterring, impeding or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A common stock (and, if applicable, the Class B common stock), which could have an adverse impact on the market price of Class A common stock (and, if applicable, Class B common stock).
Anti-Takeover
The authorized but unissued shares of our Class A Common Stock will be available for future issuance without stockholder approval. In addition, our board of directors may authorize, without stockholder approval, the issuance of authorized but unissued preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of our Class A Common Stock or preferred stock may enable our board of directors to render more difficult or discourage an attempt to obtain control of Revlon, and may have the effect of delaying, deterring, impeding or preventing a change in control of Revlon, whether by means of a merger, tender offer, proxy contest or otherwise.
Section 203 of the DGCL
Section 203 of the DGCL provides, in general, that a stockholder acquiring more than 15% of the voting power of a corporation subject to the statute (referred to in this prospectus as an Interested Stockholder) but less than 85% of the voting power of such corporation may not engage in certain business combinations (as defined in Section 203 of the DGCL) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such time the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the business combination is approved by the corporation’s board of directors and authorized by a vote of at least 662⁄3% of the voting power of the corporation not owned by the Interested Stockholder. Our certificate of incorporation contains a provision electing not to be governed by Section 203 of the DGCL.
Transfer Agent and Registrar
The transfer agent and registrar for Class A common stock is American Stock Transfer & Trust Company.
Securities Exchange
Shares of Class A common stock are currently listed and traded on the New York Stock Exchange under the symbol “REV”.

DESCRIPTION OF THE DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.
The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon such holder’s order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon such holder’s order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock or Class A common stock. Warrants may be issued independently or together with debt securities, preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•	the title of such debt warrants;
•	the offering price for such debt warrants, if any;
•	the aggregate number of such debt warrants;
•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States Federal income tax considerations;
•	the antidilution or adjustment provisions of such debt warrants, if any;
•	the redemption or call provisions, if any, applicable to such debt warrants; and
•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.
Stock Warrants
The prospectus supplement relating to any particular issue of preferred stock warrants or Class A common stock warrants will describe the terms of such warrants, including the following:
•	the title of such warrants;
•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;
•	the designation and terms of the preferred stock purchasable upon exercise of such warrants;
•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•	the number of shares of Class A common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States Federal income tax considerations;
•	the antidilution provisions of such warrants, if any;
•	the redemption or call provisions, if any, applicable to such warrants; and
•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities, subordinated debt securities, or a specified number of shares of Class A common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and a discussion, if appropriate, of any material United States Federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	if appropriate, any special United States Federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may offer and sell the securities in any one or more of the following ways:
•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.
In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of the shares of Class A common stock by underwriters, brokers or dealers;
•	sell Class A common stock short and deliver the Class A common stock to close out short positions;
•
enter into option or other types of transactions that require us to deliver Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the Class A common stock under this prospectus; or

•	loan or pledge Class A common stock to an underwriter, broker or dealer, who may sell the loaned Class A common stock or, in the event of default, sell the pledged Class A common stock.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and
•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
Such sales may be effected:
•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, as applicable, to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
The consolidated financial statements of Revlon, Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $25,000,000
REVLON, INC.

Class A Common Stock

PROSPECTUS SUPPLEMENT
Jefferies
April 25, 2022